UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 /A (AMENDMENT #1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GPODS, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

5200
(Primary Standard Industrial Classification Code Number)

82-1608504
(I.R.S. Employer Identification Number)

1308 Oak Avenue, Carlsbad, California 92008 (760) 681-6665
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, Nevada 89104, (877) 786-8500
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Krueger LLP Blair Krueger, Esq. 7486 La Jolla Boulevard La Jolla, California 92037 Telephone: (858) 405-7385 Email: blair@thekruegergroup.com
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12 (a) or the Exchange Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common stock, $ .001 par value per share	7,500,000 shares	$0.01	$ 75,000	$ 8.69*

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING, PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion September 14 , 2018

7,500,000 SHARES

COMMON STOCK

GPODS, INC.

GPods, Inc. (“GPD” or the “Company”) is offering for sale a maximum of 7,500,000 shares of its common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain all proceeds from the sale of any of the offered shares . The offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and Chief Executive Officer (“CEO”), Mr. Robert Dolan, will attempt to sell all of the shares. This prospectus, once effective, will permit our founder and CEO to sell the shares directly to the public, with no commission or other remuneration . Mr. Dolan, himself alone, will attempt to sell the shares and he alone intends to offer the shares to friends, family members and business acquaintances with whom he has a personal relationship. The intended methods of communication include, without limitation, telephone and personal contact by Mr. Dolan. For more information, see section entitled “Plan of Distribution”. In offering these securities on our behalf, Mr. Dolan will rely on the safe harbor provisions from broker-dealer registration set forth in Rule 3a4-1 under the Securities Act.

Proceeds from the sale of securities in this offering will be made payable to the Krueger LLP - Attorney-Client Trust Account. All subscribed-to funds will be deposited into a non-interest-bearing account pending acceptance of the subscription agreement by the Company. Funds will be released to the Company as they are received and cleared through the non-interest-bearing account. This may occur regularly and often until the maximum offering amount has been subscribed for . The offering will be completed 180 days from the effective date of this registration statement on Form S-1, unless extended by our board of directors (the “Board of Directors”) for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of the shares of common stock are irrevocable (except as to any state that requires a statutory cooling-off period or that provides for rescission rights). For more information, see section entitled “Plan of Distribution”.

There is no current public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited only to selling their shares privately. Accordingly, an investment in our common stock is considered an illiquid investment and subject to risk of loss of your entire investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, therefore, will be subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 10.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 10

	NUMBER OF SHARES	OFFERING PRICE	UNDERWRITING DISCOUNTS & COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	1	$0.01	$0.00	$0.01
Total	7,500,000	$75,000	$0.00	$75,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING AT PAGE 10.

We are selling the shares of common stock without an underwriter and may not be able to sell all or any of the shares offered herein.

OUR AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION INCLUDED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED AT ANY TIME. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is September 14, 2018.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
SUMMARY FINANCIAL DATA	10
RISK FACTORS	10
USE OF PROCEEDS	20
THIS OFFERING	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	22
DIVIDEND POLICY	24
MARKET FOR SECURITIES	24
NOTE REGARDING FORWARD-LOOKING STATEMENTS	25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	26
BUSINESS	37
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	43
PRINCIPAL SHAREHOLDERS	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
DESCRIPTION OF CAPITAL STOCK	48
PLAN OF DISTRIBUTION	51
LEGAL MATTERS	55
EXPERTS	55
WHERE YOU CAN FIND MORE INFORMATION	55

PROSPECTUS SUMMARY

About GPods, Inc.

We are a designer of self-contained growing units that will be customizable to meet the needs of the micro-grower or -farmer who wants to grow vegetables and leafy green products in close proximity to each other. The grow units will be fabricated in various sizes that meet the standard sizes for garages and other small spaces. The GPods grow unit will utilize the most current and technologically advanced hydroponic and aeroponic systems available to the consumer. We intend on manufacturing these self-contained grow units until we can identify a manufacturer that can provide these services at a competitive rate while providing the quality control that we demand for our customers.

The Company was incorporated under the laws of the State of Nevada on March 27, 2017. On April 20, 2017, we entered into an asset purchase agreement with our founder, Mr. Robert Dolan, at which time we acquired a comprehensive business plan and certain assets with which we started GPods’ business operations. Mr. Dolan has been working on the GPods enterprise business-model for years. The original inspiration came in 2005 when Mr. Dolan saw the need for a self-contained, affordable growing solution, combined with the ease of operation, parked inside or out, electricity available or not, and of course running water available or not. Best of all for the user is the unit’s ability to be operated by one person and may be hitched to a normal size pickup truck.

As of September 14 , 2018, we had one employee, our founder and CEO, Mr. Dolan. Mr. Dolan devotes between 10 and 30 hours per week to the Company’s business operations. We currently have a compensation agreement in place with Mr. Dolan. This agreement provides for a deferred payment of $5,000 per month to Mr. Dolan. For the remainder of 2018, Mr. Dolan has agreed to provide his services under this current compensation arrangement. The Company agreed to revisit Mr. Dolan’s compensation arrangement prior to March 2019 if his services and time commitment were to expand significantly under our plan of operations. Mr. Dolan continues to provide his services to another business focused on the horticulture and micro-farming industry from which he substantially derives his income from. These activities do not preclude Mr. Dolan from providing his substantial attention to us.

The Company issued 6,000,000 shares of its common stock to Mr. Dolan on March 27, 2017 (our date of inception) in exchange for services provided. These services were valued at $6,000. As described above, Mr. Dolan sold the Company a comprehensive business plan packed with over seven years of research and development efforts. This includes design costs related to our efficient, environmentally optimized growing system, along with certain micro-farming equipment, office furnishings and various computing equipment that Mr. Dolan acquired for our business operations. The Company issued 4,000,000 shares of common stock to him with a stated value of $8,000 or approximately $0.002 per share. From his records Mr. Dolan incurred or paid in excess of $30,000 (over a period of seven (7) years) in the advancement of, refinement of, and the development of the GPods plan. The Company believes $8,000 represents the fair value of the assets purchased. The Company estimates that total costs incurred by Mr. Dolan could be well in excess of $60,000, not taking into account Mr. Dolan’ professional services, which we are required to value at $0 for purposes of Topic 5-G and in accordance with US generally accepted accounting principles (“GAAP”).

We are an early stage business enterprise (‘development stage entity’) and have limited financial resources. We have not established or attempted to establish a source of equity or debt financing. We intend on having open discussions with advisors and other financial resources regarding the financing or securing of working capital for business operations and growth. Our auditors included an explanatory paragraph in their report on our financial statements that state that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern”. We will continue to improve upon our business plan and its operations. We intend to hire consultants, fabricators, equipment designers and other professionals to assist with the development and design of our optimized growing system, along with fabrication techniques that are progressive and unique for our intended products. To date, we’ve incurred significant costs related to our product development. We have a significant amount of work that needs to be completed and working capital needs to be secured in order to bring our product to market in an efficient and timely manner. To date, we have not developed a saleable product and cannot predict when a saleable product will be ultimately developed and finished for retail sale. We believe that we have a distinct advantage with our founder and CEO’s professional history in this industry. Management believes Mr. Dolan’s horticultural and organic growing experience, along with his established business relationships, will be valuable in executing and improving upon our core business operations and prospects.

The Company has no intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

Business Operations

GPods is an early stage designer, developer of a custom grow system. GPods’ grow units will be designed to be cost efficient and easy to use making it an ideal growing system for the micro-farmer. Our product offerings ultimately will be made to fit into a standard one-car garage and contain extra-capacity hardware to grow effectively and efficiently in significantly tighter spaces and under harsher conditions than what is usually available. The GPod units will be designed to use interchangeable hardware to accommodate any grow environment that can be imagined or needed by the user. To date any manufacturing on our part has been developmental or for internal-use only by our founder and outside services provider.

GPods will provide a state of-the-art environmentally optimized integrated portable indoor system for growing high quality specialty crops. GPods utilizes breakthrough technology in soil-less, hydroponic and aeroponic growing in order to produce superior quality, high crop yields in a secure and optimal monitored efficient environment.

We intend to provide through our custom grow systems the ability for our future customers to be able to produce fresh tomatoes, peppers, and other vegetables that can be grown in the heart of metropolises such as New York City, Los Angeles, or Chicago. We believe these urban environments lack fresh produce due to many factors which include cost, availability of space, a lack of distribution and certain community limitations and regulations. The GPod system we believe will allow aspiring micro-farmers to grow fresh, healthy, organic food, right in their backyard or garage. Making produce available to locals we believe will enhance nutritional uptake, positively impact families, both children and the elderly, who may not have ready access to healthy, locally grown produce.

GPods will provide a state of-the-art, environmentally optimized growing system for cultivating high quality specialty crops, specifically leaf crops, including a variety of herbs and spices. Leaf crops are generally quick growing and prefer a sunny spot with well-drained, fertile soil that has been improved with plenty of well-rooted organic matter, such as garden compost or manure. Where space is limited, small crops can be grown in containers such as our GPods growing units providing optimal efficiency and success. All of this can be done with our GPod solution utilizing the most advanced technology in soil-less, hydroponic and aeroponic growing technology. This is in response to a tremendous need that exists for superior quality, high crop yields in a completely secure and safely monitored grow environment. These benefits cannot be achieved by old-school natural agricultural field growing methods.

Our services will include:

•System lease or out-right purchase

•Shipment, installation and on-site training

•Custom planting and harvesting schedule

•Grow supplies, seeds, nutrients, packaging, branding and repair materials

•On-site visits; on-call and scheduled maintenance, cleanliness (important in hydroponic and aeroponic grow systems) and re-supply

•Education (classroom and hands on training)

•Remote monitoring, automated controls, ensuring optimal growth using nutrients, creating a sustainable and optimized environment (pH, temperature, light) and circulation values

•Technical assistance

•Consultation and system design



The controlled environment of the GPod unit is approximately 80 square feet . With this square footage the GPod unit can provide an annual production of four times (4X) that of a traditional outdoor growing unit. Traditional outdoor methods utilize a 40 square foot unit with a grow season of twice a year, whereas the GPod unit is twice the size and can be back-to-back grows (doubling the twice a year grow), we believe increasing profitability to the micro-farmer user. Our estimation of increased production is anecdotal and based on our founder’s real world application and experience.

Our founder and CEO, Mr. Dolan, we believe has designed a progressive modular grow system that is simplistic in operation via automation with minimal hands-on operations. These environmentally friendly optimized growing systems are easily modified, upgraded, separated, combined to accommodate differing grow configurations. We believe GPods will allow the ‘green thumb’ to come out in all aspiring gardeners, micro-farmers, horticulturists, specialty growers and take their grow to the next level.

We intend to develop the brand “GPods” as an affordable, superior-quality, environmentally friendly, optimized growing system, all made in America. Our environmentally optimized growing system will allow consumers to create unique growing environments through modular and interchangeable system components. Our products are intended to be of high quality, durable construction and affordable whether you are a novice or an advanced grower.

We believe our optimized grow system will enable the creation of custom design, providing greater flexibility. Through our service offerings we will seek to identify cost-saving opportunities and define true economic returns for gardeners, growers and the like to increase productivity and efficiency using our products. We believe our optimized growing system will become an integral part of any growers’ development and operations. We have not yet formed any meaningful industry relationships in the horticulture or farming industry, but we intend to. The Company will seek the assistance of sales and marketing consultants that focus on the emerging organic growing/farming industry in order to develop a sales and marketing strategy that capitalizes on product and services.

We intend to staff our organization and its management team with skills such as product design, horticulture know-how, and hydroponic and aeroponic system development along with a strong emphasis on hands-on skills. In partnering with a manufacturer, we will have access to skill sets that we do not necessarily have and allow our focus to be on consumers/users that are price-conscious along with the perception of quality allowing a customer to aspire to have efficient and prosperous ‘organic garden’ in a landless urban setting.

Our offices are located at 1308 Oak Avenue, Carlsbad, California 92008. Our telephone number is (760) 681-6665. We may refer to ourselves in this prospectus as “GPods”, “GPD,” the “Company,” “we,” or “us”.

We have no revenues, have achieved only losses since inception, have limited operations, have been issued a going concern opinion by our auditors and will rely upon the sale of our common stock and loans from related and non-related parties to fund our operations.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

•reduced disclosure about our executive compensation arrangements;

•no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we will be a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during our most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, and at such time we cease being an “emerging growth company”, the disclosure requirements that we will need to provide in our Securities and Exchange Commission filings will definitely increase, but still less than if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

The Offering

We are offering for sale a maximum of 7,500,000 shares of common stock at a fixed price of $0.01 per share (the “Offering”). There is no minimum number of shares that must be sold by us for this offering to close, and we will retain all the proceeds from the sale of the shares we sell. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and CEO, Mr. Dolan, will attempt to sell any and all of the shares hereby offered. This prospectus permits our founder and CEO to sell the shares directly to the public, with no commission or remuneration. Mr. Dolan will attempt to sell any and all of the shares himself and intends to offer them to friends, family and business acquaintances with which he has a personal relationship with. In offering the securities on our behalf, Mr. Dolan will rely on the safe harbor from broker-dealer registration as set out in Rule 3a4-1 under the Exchange Act. The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of securities in this Offering will be made payable to Krueger LLP – Attorney-Client Trust Account, who acts as the Company’s escrow agent. Krueger LLP also acts as legal counsel for the Company and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and will be delivered to Krueger LLP at the address provided in the Subscription Agreement (see Exhibit 99.1).

All subscribed funds will be held in a non-interest-bearing account pending the completion of this Offering. The Offering ordinarily will be completed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for the payment of shares are irrevocable (except for states that require a statutory cooling-off period or provide for rescission rights to the prospective investor).

The Company will deliver certificates for the shares of common stock purchased within 30 days of closing this Offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion or value. The price does not bear any relationship to assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered	Maximum of 7,500,000 shares. There is no minimum number of shares that must be sold by us for this Offering to close.

Use of proceeds

The Company will use the proceeds from this Offering to pay for professional fees and other general expenses. Total estimated costs for this Offering ($45,000) is less than the maximum proceeds (expected from this Offering) which is $75,000.

Termination of this Offering

This Offering will conclude when all 7,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend this Offering for an additional 180 days.

Risk factors

Purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in our common stock.

Trading market

None. While we intend to contact a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) for inclusion of our shares on a trading market, such efforts may not be successful, and our shares may never be quoted and therefore investors in our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to how long this application may require to be approved.

Even if the Company’s common stock is quoted or granted a listing, a market for our shares may never develop.

SUMMARY FINANCIAL DATA

The following financial information should be read in conjunction with the financial statements and the notes contained elsewhere in this prospectus.

Balance Sheet Data:
	As of June 30, 2018	As of March 31, 2018		As of March 31, 2017
	(unaudited)	(audited)		(audited)
Current assets	$29,080	$33,083	$	−

Other assets	$35,791	$28,993	$	−

Current liabilities	$299,711	$230,863		$9,275

Stockholders’ equity (deficit)	$(234,840)	$(168,787)		$(9,275)

Operating:
		For the Three Months Ended June 30, 2018		For the Three Months Ended June 30, 2017		For the Twelve Months Ended March 31, 2018		For the Period March 27,2017 (inception) to March 31, 2017
		(unaudited)		(unaudited)		(audited)		(audited)
Net revenues	$	−	$	−	$	−	$	−
Operating expenses		$65,253		$19,045		$167,512		$15,275
Net (loss)		$(66,053)		$(19,045)		$(167,512)		$(15,275)
Net (loss) per common share basic and diluted		$(0.01)		$(0.00)		$(0.02)		$(0.00)
Weighted average number of shares outstanding - basic and diluted		10,000,000		9, 121,000		9,781,000		6,000,000

RISK FACTORS

You should be aware that there are substantial risks to an investment in our common stock. Carefully consider these risk factors, along with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment.

Risks Related to the Business

1.GPD has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

GPD is an early stage company and virtually no financial resources currently available to it. We had tangible assets of $51,746 and $51, 541 as of March 31, 2018 and June 30 , 2018, respectively. We had negative working capital of $197,780 and $270,631 as of March 31, 2018 and June 30 , 2018, respectively. We had a stockholders’ deficit of $ 168,787 and $ 234,840 at March 31, 2018 and June 30 , 2018, respectively. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended March 31, 2018 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We will require additional financing beyond the amount received from this Offering. Financing sought may be in the form of equity or debt from sources yet to be identified. Until we complete this Offering most of the efforts of our founder, President and CEO will be spent on the registration statement efforts with limited execution of our business plan and its business operations. Pending successful completion of this Offering, we will then begin to seek additional financing to further pursue and execute on our operations and expansion. No assurances can be given that we will generate revenue (or any at all) or obtain the necessary working capital to continue as a going concern.

Our current resources and source of working capital primarily consists of loans from several nonaffiliated parties who are business associates or friends of our founder. These nonaffiliated financial sources we believe to be sufficient to keep our business operations functioning for the next six to 12 months. We do not have a formal agreement with our founder and CEO, nor with the nonaffiliated parties to fund our current working capital needs; Mr. Dolan’s, current plan is to perform most of the Company’s operational needs on his own without any cash compensation while he seeks additional sources of funding. This includes seeking to delay or defer payments to vendors and nonaffiliated parties. Through the date of this prospectus, deferred payment has helped us with managing our working capital needs. The Company developed much of its initial design of its environmentally optimized growing system through the efforts of Mr. Dolan. We currently spend between $10,000 and $15,000 per month on operational expenses not directly related to this Offering. Our monthly expenditures are primarily related to consulting services that we incur for design and manufacturing and software development. Each of these firms expend approximately $6,000 to $7,000 per month in billable hours for services provided. To date we have not generated any revenues from our business, and our expenses will continue to accrue or be deferred until sufficient financing is obtained. Additional financing may be obtained from our founder or others who are familiar with our founder and loan us the funds necessary to pay for these expenses. Through this date we have received interest-free loans and deferred payment on services to fund our operations. No assurances can be given that we will be able to continue fund our operations beyond a month-to-month basis.

2.GPD is and will continue to be completely dependent on the services of our founder, president, and CEO, Robert Dolan. The loss of whose services may cause our business operations to cease. We will need to retain qualified employees and outside consultants to further implement our business strategy.

Our operations and business strategy are completely dependent upon the knowledge and business relationships of Mr. Dolan, our founder and CEO. He is under no obligation to remain employed by us. If he should choose to leave us for any reason, or if he becomes ill and is unable to work, our operations will likely fail. If we are able to find sufficient personnel, it is uncertain whether we will find someone to develop and execute our business along the lines described in this prospectus and performed by our founder and CEO. We will certainly fail without the services of Mr. Dolan or an appropriate replacement.

We intend to purchase key-man life insurance on the life of Mr. Dolan naming the Company as the beneficiary when and if we obtain the financial resources to do so and Mr. Dolan is insurable. We have not procured such insurance, and no guarantee is certain that we will be able to obtain such key-man life insurance. Accordingly, it is important that we are able to attract, motivate and retain qualified employees or outside contractors to further our business efforts and operations.

3.Because we recently commenced business operations, we face a high risk of business failure.

We were formed on March 27, 2017. Most of our efforts to date have been related to executing our business plan and expanding business operations. Through June 30 , 2018 we have had no revenues from our operations . We face a high risk of business failure. The likelihood of success must be considered in light of our expenses, complications and delays frequently encountered in connection with the establishment and expansion of a business and the competitive market in which the Company operates. There can be no assurance that revenues from sales of our intended product or services will occur or that they will be significant enough or we will be able to sell at a profit, if at all. Future revenues or profits, if any, will depend on numerous factors, including, but not limited to, initial market acceptance and the successful implementation of a sound market strategy.

The Company has not yet fully developed product or services that are saleable and available to consumers. We may not be able develop any product or services in the future because of a lack of funds or financing. In order for us to fully develop or acquire product or services, we must secure financing beyond “the Offering” or “this Offering”. In the early stage of our operations, we have attempted to keep our costs at a minimum. The cost to develop product and services as currently outlined may well be in excess of $200,000 which is beyond our current capital raise plans. We have no established source of funds to fully undertake our business and expansion strategy as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing most of the administrative and other operational functions on his own without any cash compensation. We currently use the services of a technical design firm with whom we have been working with on an as “needed basis”. The technical design firm provides its services on a deferment basis enabling us to not have to pay them immediately or even in the near term. We do not expect to pay them in full or even partially for a period of time, even once we complete this Offering. This methodology could result in our optimized environmental grow system development extending beyond another two to three years. If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for our growth.

The Company’s future profitability, if any, could be materially and adversely impacted if our product or services were to experience poor operating results. Our ability to achieve profitability will be dependent on the ability of our future product or services to generate sufficient operating cash flow to fund future growth or acquisitions. There can be no assurance that our future results of operations will be profitable or that our strategy will be successful or even begin to generate any revenues.

4.We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute our business strategy, significant operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s growth strategy is implemented, of which no assurances can be provided, a significant strain on our management, operating systems or financial resources may be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or if unexpected difficulties are encountered during this growth, could impose a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate a profitable product or service line (if we are able to establish any product or service line at all) will depend upon a number of factors, including: (i) identifying an appropriate and satisfactory sales channel; (ii) generating sufficient funds from our then-existing operations or by obtaining third-party financing or additional capital to develop new products or develop new services; (iii) the success or the Company’s management team along with our financial, accounting and internal control systems; and (iv) staffing, training and retention of skilled personnel, if any at all. These factors are beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential product or services that may meet the Company’s focus and other criteria for developing new product or services, if we are able to develop or acquire at all, are believed to be limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

5.We may not be successful in hiring technical personnel because of the competitive market for qualified people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified personnel. Competition for such personnel may be intense. There can be no assurance that the Company will be successful in attracting and retaining the specific personnel it requires to conduct and expand its operations successfully or to differentiate us from our competitors. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified personnel.

6.Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our founder and CEO, Mr. Dolan, for a majority of our business and believes that industry professionals will be an important source of business referrals. However, as is typical within the industry, there are no contractual agreements with consultants or outside reps who may represent our product and services in the marketplace. We currently have no contracts or agreements in place with outside sales reps or industry professionals. No assurances can be given that using outside sales reps or industry professionals will result in any meaningful numbers of sales leads or referrals.

7.Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or continued losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in revenues, size and timing of orders, changes in the mix of projects, the timing of new offerings by the Company or its competitors, new office or facilities openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified personnel, disruption in sources of related product and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expenses we believe will be based upon, in part, on its expectation as to future or projected sales. If revenue levels are below expectations, operating results are likely to be adversely affected by these revenue levels. Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock could be materially adversely affected.

8.There are significant potential conflicts of interest.

Our management and employees will be required to commit substantial time to our business affairs and, accordingly, these individuals (particularly our founder and CEO) may have one or more conflicts of interest in allocating professional time among business activities. In the course of other business activities, certain key personnel (particularly our founder and CEO) may become aware of business opportunities which may be appropriate for presentation to us, as well as other businesses with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a business opportunity should be presented to. We cannot provide any assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

9.We will need to establish additional relationships with industry professionals to fully develop and market our company and its intended product or services.

We do not possess all of the resources necessary to develop our product or services on a commercial scale. We will need to design a network of third-parties that will be able to carry out our intended market penetration, as well as enhance our marketing and sales strategy through appropriate arrangements with local industry professionals and consultants to design newer product and services. If we are not able to enlist the services of third-party vendors, or seek out consultants, our business will suffer.

10.Following the effective date of our registration statement, of which this prospectus is a part, we will be subject to periodic reporting requirements of Section 15(d) of the Exchange Act.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. In order to comply with these requirements, our independent registered public accounting firm will need to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will need to review and assist in the preparation of such reports. The costs charged by professionals for such services cannot be accurately predicted at this time. The number and type of financial transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

11.Our internal controls may be inadequate, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

12.The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining our public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be more than $75,000 per year and may well even be higher if our business volume or financial transactional activity increases significantly. Our current estimate does not include necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization or we decide to opt-out of the “emerging growth company” as defined under the JOBS Act. This exemption is available to us under the JOBS Act or until we have been public for more than five years.

If our revenues are insufficient or non-existent, and/or we cannot satisfy these costs through the issuance of shares or debt, we may be unable to satisfy these costs during the normal course of business. This would certainly result in our being unable to continue as a going concern.

13.Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder, president, and CEO.

We have only one director who serves as our sole officer. Accordingly, we cannot establish board committees comprised of independent members to oversee such functions as compensation or audit issues. In addition, currently a vote of the board is decided in favor of the chairman (who is our sole officer), which gives him complete control over all corporate issues.

Until we have a larger board of directors that include independent members, if ever, there will be limited oversight of our CEO’s (and founder’s) decisions and activities with little ability for minority shareholders to challenge or reverse such activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

14.The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The shares of common stock are being offered on our behalf by Mr. Dolan, our founder and CEO, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares of common stock. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through its founder, and CEO, is capable of selling all, or any, of the shares of common stock offered hereby. The sale of a small number of shares increases the likelihood that no market will ever develop for our common stock.

15.Since there is no minimum for this Offering, if only a few persons purchase shares of our common stock they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold by the Company in this Offering, if a small number of shares are sold, we will be unable to even attempt to create a public market of any kind. In such an event, it is likely that the entire investment in our common stock would be lost. Even if all of the shares in this Offering are purchased, we could have the very same result.

16.The offering price of our common stock has been determined arbitrarily.

Our offering price has not been determined by an independent financial evaluation, market mechanism or by our auditors, and is, therefore, to a large extent arbitrary. Our PCAOB-registered public accounting firm has not reviewed management's valuation and, accordingly expresses no opinion as to the fairness of the offering price. As a result, the price of the shares in this Offering may not reflect the value perceived by the market. There can be no assurance that the common stock offered hereby is worth the price for which it will be offered, and investors may, therefore, lose a portion of, or their entire, investment.

17.Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

We do not have a committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (90,000,000) shares but unissued (72,500,000) shares assuming the sale of 7,500,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

18.The proposed aggregate proceeds of this Offering are not much more than the estimated costs of this Offering, so the Company may not receive any economic benefit from the completion of this Offering.

The proposed maximum aggregate proceeds of this Offering ($75,000) are not much more than the proposed costs to complete ($45,000). We estimated the offering costs; however, these costs could significantly rise through delays and other conditions that are out of our control. We may, therefore, receive no actual financial benefit from the completion of this Offering and may need to pay for some of the offering costs from proceeds of operations or from other sources such as loans from officer(s) or other related and non-related parties.

19.The interests of shareholders may be hurt because we can issue shares to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of the company.

20.Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification”.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

21.Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. While we have not contacted a market maker we will need to contact a market maker to file an application with FINRA on our behalf. This application is done in order to be able to quote the shares of common stock on the OTCBB maintained by FINRA commencing only upon the effectiveness of our registration statement of which this prospectus is a part. Market maker selection will only be made after the closing of this Offering. There can be no assurance that a market maker’s application when filed will be accepted by FINRA, and we cannot accurately estimate as to the period of time that the application will require. We are not permitted to file such application on our behalf, this can only be done by a market maker who is a member of FINRA. If this application is accepted by FINRA, there can be no assurances as to whether:

(i)any market for our shares will develop;

(ii)the prices at which our common stock will trade; or

(iii)the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a market maker and it’s clearing firm, to become eligible with the Depository Trust Company (“DTC”) in order to permit our shares to trade electronically. Generally, if an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the current realities of the marketplace, means that shares of an issuer will not be traded. Technically the shares of an issuer may be traded manually between accounts, but this takes days, sometimes weeks, and is not a realistic option for issuers. While DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades if an issuers’ securities are going to trade with any volume. There are no assurances that our shares of common stock will ever become DTC-eligible or, if they do how long it will take to accomplish.

In addition, our common stock is unlikely to be followed by financial analysts, and few institutions acting as market makers will act in such capacity for our common stock. These factors could adversely affect the liquidity and trading price of the shares of our common stock. Until the shares of our common stock are fully distributed, and an orderly market develops, if ever, the price at which it trades is likely to fluctuate. Prices for the shares of our common stock will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including factors referred to elsewhere, investor perception of the Company and general economic and market conditions. No assurances can be provided that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops will be subject to the penny stock regulations and restrictions. See “Plan of Distribution” and Risk Factor #22.

22.Any market that develops will be subject to the penny stock regulations and restrictions pertaining to low priced stocks.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA or the other over-the counter markets such as OTCQX, OTCQB or OTC-Pink Current Information trading platforms as maintained by OTCMarkets Group, Inc. (the “OTC Market”). As a result, investors will find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination; and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

23.The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

24.Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws.

Currently there is no established public market for the shares of our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of shares of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 11 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered by them to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See “Plan of Distribution-State Securities-Blue Sky Laws”.

25.Our board of directors (consisting of one person, our founder and CEO) has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of the preferred stock. Our board of directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to redemption of the shares, together with a premium, prior to the redemption of the shares of our common stock.

26.The ability of our founder and CEO to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our founder and CEO will beneficially own an aggregate of 57 percent of our common stock assuming the sale of all shares being registered. Because of beneficial ownership, our founder, and CEO will be in a position to continue to elect the board of directors, decide on all matters requiring shareholder approval and determine our policies. The interests of our founder and CEO may differ from the interests of other shareholders, such as with respect to the issuance of new shares, business transactions with or a sale to other companies, selection of additional officers and directors and other significant business decisions. Minority shareholders would have no way of overriding decisions made by our founder and CEO. This level of control may have an adverse impact on the market value of the shares of our common stock because our founder and CEO may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community or may sell sufficient numbers of shares to significantly decrease our price per share.

27.All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.

All of the presently outstanding shares of common stock (10,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of one percent of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on December 31, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 10,000,000 issued and outstanding shares of our common stock are owned by our founder, and CEO, which consists of 6,000,000 and 4,000,000 shares issued for services and tangible and intangible assets which may be sold commencing one year from the date that this Offering is completed. See “Market for Securities”.

28.We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

29.We are an “emerging growth company” and cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

30.Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the Securities and Exchange Commission, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures even though we may be required in the future.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against self-interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles. Some of the corporate governance measures have been metered by the JOBS Act.

31.You may have limited access to information regarding our business because our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the Securities and Exchange Commission which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the Securities and Exchange Commission and access to our business information would then be even more restricted. After this registration statement becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply most of the proceeds from the Offering to pay for accounting, legal and professional fees. Total estimated costs ($45,000) are less than the maximum Offering proceeds ($75,000) providing us with approximately $40,000 in working capital. Total estimated costs of the Offering, which principally relates to professional costs, are expected to consist of the following:

Securities and Exchange Commission registration fee	$8.69
NASD filing fee	100.00
Transfer agent fees	1,000.00
Blue sky fees and expenses	3,000.00
Accounting fees and expenses	12,500.00
Miscellaneous expense	3,391.31
Legal fees and expenses (relating to the preparation of the registration statement to the effective date and related documents)	25,000.00
Total	$45,000.00

As funds are obtained from the sale of our shares, offering costs are expected to be paid in the sequential order as listed above regardless of the amount of dollars collected. If all of the registered shares are sold, 100% of the offering costs will be paid for including our legal fees which currently amount to $25,000. We will pay all expenses associated with this Offering, which include the registration fee, the NASD filing fee, accounting and auditing fees, transfer agent fees, blue sky fees, and other expenses leaving approximately $40,000 of cash on hand for working capital and general operating expenses.

Upon beginning the registration statement process, we paid our legal counsel $7,500. We have paid our legal counsel an additional $17,500 in fees. Our plans for payment of expenses will not change regardless of whether the maximum proceeds are achieved or not, except to the extent indicated in the “Liquidity” section.

Net proceeds from the sale of the maximum offering is estimated to be $30,000. We intend to utilize the estimated net proceeds following this Offering for the following purposes, for which we have presented if we had sold 25%, 50%, 75% and 100%:

	1,875,000 SHARES (25% OF THE MAXIMUM OFFERING)	3,750,000 SHARES (50% OF THE MAXIMUM OFFERING)	5,625,000 SHARES (75% OF THE MAXIMUM OFFERING)	7,500,000 SHARES (100% OF THE MAXIMUM OFFERING)

Total Proceeds	$18,750	$37,500	$56,250	$75,000

Less: Offering Expenses
Accounting fees	12,500	12,500	12,500	12,500
Legal fees	25,000	25,000	25,000	25,000
Blue sky fees and other	3,000	3,000	3,000	3,000
Transfer agent fees	1,000	1,000	1,000	1,000
Miscellaneous expenses	3,500	3,500	3,500	3,500

Net Proceeds from Offering	$(26,250)	$(7,500)	$11,250	$30,000

Use of Net Proceeds

Accounting Fees (1)	$-	$-	$7,500	$12,500
Legal (2)	-	-	2,500	10,000
Working Capital (3)(4)	(26,250)	(7,500)	1,250	7,500

Total Use of Net Proceeds	$(26,250)	$(7,500)	$11,250	$30,000

(1)Accounting Fees. We allocated up to $12,500 in PCAOB accounting fees and other services associated with our financial reports for a twelve-month period. If we are unable to secure the maximum Offering proceeds we will seek to defer a portion of those costs or borrow funds to pay for these fees.

(2)Legal Fees. We allocated up to an additional $10,000 in services for a twelve-month period. If we are unable to secure the maximum offering proceeds we will seek to defer a portion of those costs or borrow funds to pay for these fees.

(3)Working Capital. Includes any application deemed appropriate for the company to maintain operations, including but not limited to the expenses relating to development of our GPod environmentally optimized growing system.

(4)Working Capital (Negative). We may need to borrow at least $26,500 to pay for the estimated Offering expenses of $45,000 and another $10,000 for legal and accounting along with any development costs for our GPod environmentally optimized growing system.

THIS OFFERING

It is estimated that we will spend substantially more in costs on this Offering and our public reporting requirements than we will receive in proceeds if the maximum offering amount is achieved. These costs may very well exceed our current and anticipated revenues, significantly. The Company believes the risks are worth taking because management believes, based on its own observation (not based on any formal study), that vendors, consultants and other service providers will be more open to providing services to a public company than a small, privately-held startup company. Management’s belief is based solely on informal discussions with various business and legal professionals who are known to us and have publicly traded and reporting experience. These discussions developed our belief that being a public company may afford our business with a higher degree of recognition than is normally attained as a small private business enterprise. We believe this may increase our ability or options to obtain financing for our growth. In addition, by being a public company we believe this may increase future opportunities to raise funds or to pay vendors by issuing equity rather than paying for in cash or long-term deferment. We cannot predict the likelihood of our initial conclusions on the benefits of being a public company will prove to be accurate or even beneficial to us at all.

We are offering for sale a maximum of 7,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this offering to close and we will retain all the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best-efforts basis, which means our founder and CEO, will attempt to sell the shares. This prospectus permits our founder and CEO to sell the shares directly to the public, with no commission or other remuneration. Mr. Dolan will attempt to sell the shares and intends to offer them to friends, family and business associates. In offering the securities on our behalf, Mr. Dolan will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act. Intended methods of communication include, without limitation, telephone as well as personal contact with potential investors.

As discussed above in connection with our selling efforts in this Offering, Mr. Dolan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Dolan is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Dolan will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on a transaction in our securities. Mr. Dolan is not, nor has he been within the past 12 months, a broker or a dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or a dealer. At the end of this Offering, Mr. Dolan will continue to perform his duties for the Company or on the Company’s behalf and not in connection with the aforementioned securities transactions outlined in this Offering. Mr. Dolan may not participate in selling securities for any issuer other than once every 12 months, and only in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Proceeds from the sale of shares of common stock in this Offering will be made payable to the escrow account, Krueger LLP - Attorney-Client Trust Account. Krueger LLP, who also acts as our legal counsel, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement provided as an exhibit to this prospectus.

The Company will receive all proceeds from the sale of the 7,500,000 shares being offered. There are no commissions, charges or fees associated with this Offering. No proceeds will be received by anyone other than the Company. The price per share is fixed at $0.01 for the duration of this Offering.

Subscribed-to funds will be held in a non-interest-bearing account and distributed to the Company upon acceptance of the subscription by the Company and the subscribed-to funds have cleared the non-interest-bearing account . This Offering is expected to be completed 180 days from the effective date of this prospectus (or when all 7,500,000 shares are sold, if earlier), unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold in this Offering, despite our intent to sell the maximum number of shares. All subscription agreements and checks for payment are irrevocable (except as to any states that require a statutory cooling-off period or right of rescission).

The Company will deliver stock certificates for its shares of common stock purchased by the respective investors within 30 days of closing of the Offering or as soon thereafter as practicable. The Company has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies received by our escrow agent from rejected subscriptions, as determined by us, will be returned immediately to the rejected subscriber, without interest or deductions. Subscriptions and payment of monies will be accepted or rejected within 72 hours after we receive notice of receipt from our escrow agent.

This Offering may terminate on the earlier of:

i.the date when the sale of all 7,500,000 shares is completed, or

ii.180 days after the effective date of this S-1 registration statement or any extension thereto.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to assets, book value, historical earnings or net worth.

The purchase of shares of common stock in this Offering involves a high degree of risk. The shares of common stock hereby offered in this prospectus is for investment purposes only, and currently no market exists for the shares of our common stock. While no market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock on the OTCBB or OTC Market, such efforts if made by a market maker may not be successful, and our shares may never be quoted and investors in our common stock may never have a market in which to sell their shares. No estimate may be given as to the time that this application process may require if a market maker does file on our behalf.

If we become able to have our shares of common stock quoted on the OTCBB or OTC Market, we will then try, through a broker-dealer and the broker-dealer’s clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions, like all the companies on the OTCBB or OTC Market). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or OTC Market, it is however a necessity to efficiently process trades on the OTCBB or OTC Market if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the shares of common stock of the Company.

DETERMINATION OF OFFERING PRICE

The Offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held business. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of funds we need in order to complete a portion of our business plan. Accordingly, the offering price should not be considered an indication of the actual value of our securities or of the business as a whole.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the Offering are slightly more than our estimated costs (based on the maximum Offering proceeds received). Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose most of the value of their shares purchased in that each purchased share will have a net book value of $(0. 012 ), a decrease of $(0. 022 ) from the Offering price of $0.01 per share or a reduction of 220 % of their original price. Net book value for existing shareholder’s shares will increase from $(0. 023 ) to $(0. 012 ) (or an increase of $0. 011 per share) because net proceeds received from this Offering will be slightly more than our estimated costs of the offering.

The following table illustrates the dilution to purchasers of the common stock in this Offering as of June 30 , 2018:

	ASSUMING THE SALE OF:
	1,875,000 SHARES (25% OF THE MAXIMUM OFFERING)	3,750,000 SHARES (50% OF THE MAXIMUM OFFERING)	5,625,000 SHARES (75% OF THE MAXIMUM OFFERING)	7,500,000 SHARES (MAXIMUM OFFERING)

OFFERING PRICE/ SHARE	$0.01	$0.01	$0.01	$0.01

BOOK VALUE/ SHARE BEFORE THE OFFERING	$(0. 023 )	$(0. 023 )	$(0. 023 )	$(0. 023 )

BOOK VALUE/ SHARE AFTER THE OFFERING	$(0. 022 )	$(0. 018 )	$(0. 014 )	$(0. 012 )

NET INCREASE (DECREASE) TO ORIGINAL SHAREHOLDER	$0.001	$0. 005	$0. 009	$0. 011

DECREASE IN INVESTMENT TO NEW SHAREHOLDERS	$(0. 032 )	$(0. 028 )	$(0. 024 )	$(0. 022 )

DILUTION TO NEW SHAREHOLDERS (%)	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this Offering:

	PRICE PER SHARE	NUMBER OF SHARES HELD	PERCENTAGE OF OWNERSHIP	CONSIDERATION PAID
7,500,000 SHARES SOLD
EXISTING SHAREHOLDER	$0.0014	10,000,000	57%	$14,000
INVESTORS IN THIS OFFERING	$0.01	7,500,000	43%	$75,000

5,625,000 SHARES SOLD
EXISTING SHAREHOLDER	$0.0014	10,000,000	64%	$14,000
INVESTORS IN THIS OFFERING	$0.01	5,625,000	36%	$56,250

3,750,000 SHARES SOLD
EXISTING SHAREHOLDER	$0.0014	10,000,000	73%	$14,000
INVESTORS IN THIS OFFERING	$0.01	3,750,000	27%	$37,500

1,875,000 SHARES SOLD
EXISTING SHAREHOLDER	$0.0014	10,000,000	84%	$14,000
INVESTORS IN THIS OFFERING	$0.01	1,875,000	16%	$18,750

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our shares of common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our shares of common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our shares of common stock and a public market may never develop. While no market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock on the OTCBB or OTC Market, such efforts if made by a market maker may not be successful, and our shares may never be quoted and investors in our common stock may never have a market in which to sell their shares. No estimate may be given as to the time that this application process may require if a market maker does file on our behalf. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB or OTC Market, we will then try, through a broker-dealer and the broker-dealer’s clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions, like all the companies on the OTCBB or OTC Market). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or OTC Market, it is however a necessity to efficiently process trades on the OTCBB or OTC Market if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have any common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Currently all outstanding shares of our common stock are held by our founder and CEO, Mr. Dolan (10,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of sale or any time during the three preceding months will be able to resell their shares subject to the restrictions described below.

If we become a reporting company under the Exchange Act and have been for at least 90 days prior to the sale, six months must have elapsed since those shares were acquired from us or by an affiliate, we must remain current in our filings for an additional six months; in all other cases, one year must have elapsed since those shares were acquired from us or by an affiliate to be sold pursuant to Rule 144.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•1% of the total number of our common shares then outstanding; or

•The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the Securities and Exchange Commission (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (the filing of a Form 144) and the availability of current and timely public information about the Company must be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities’ as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The Securities and Exchange Commission adopted final rules amending Rule 144 which became effective December 31, 2008. Pursuant to amended Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” (which we are not) and files a Form 8-K addressing Item 5.06 along with such information as may be required in a Form 10 registration statement filed with the Securities and Exchange Commission, before a shareholder of restricted securities can resell their holdings in reliance upon Rule 144. The Form 10 information or Form 10 disclosure is equivalent to the information that an issuer would be required to file if it were in fact registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities initially issued by a shell company (reporting or non-reporting), or a company that was at any time previously a shell company (reporting or non-reporting), may only be resold in reliance on amended Rule 144 if all of the following conditions are met:

1.the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased being a shell company;

2.the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.the issuer of the securities has filed all reports and all materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or a shorter period if that issuer was required to file such reports and materials under), other than Form 8-K reports (current report pursuant to Section 13 or 15(d) of the Exchange Act); and

4.at least one year has elapsed from the time the issuer filed current Form 10 type information with the Securities and Exchange Commission reflecting its status as an entity that is no longer a shell company (typically this is filed on a current report on Form 8-K).

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•If we have been a public reporting company for at least 90 days prior to the sale, then the current public information requirement is satisfied if we filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months preceding the sale (or such shorter period as we have been required to file those reports).

•If we have not been a public reporting company for at least 90 days prior to the sale, then the requirement is satisfied if specified types of information about us (including our business, management, along with our discussion of financial condition and results of operations) are publicly made available.

However, no assurance can be given as to:

•the likelihood of any market for our shares developing,

•the liquidity of any such market (if developed),

•the ability of the shareholders or purchasers of the shares to sell or resell the shares, or

•the price that any shareholder may obtain for any of the shares that they may hold.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Substantial sales of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the shares of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•our future operating results;

•our business prospects;

•any contractual arrangements and relationships with third parties;

•the dependence of our future success on the general economy;

•any possible financings; and

•the adequacy of our cash and cash-equivalent resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Operations

We were incorporated on March 27, 2017 and soon thereafter acquired our business plan from our founder and CEO, Mr. Robert Dolan. Most of the activity through September 14 , 2018 involved the execution of our business plan, business development, technical engineering of the GPod grow system and services, along with an emphasis on low cost production of modular components and configurations, and of course the preparation of the Company’s financial statements and other financial information as well as our corporate governance efforts in anticipation of this Offering.

We are a development stage business and have very limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain as a going concern. An investor or financial statement reader should read our Risk Factors in full which begin on Page 10. Of particular attention should be our Risk Factor about being a “going concern”, such as Risk Factors Numbers 1 and 12.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our business(s) or support services to meet our obligations on a timely basis. The Company has not yet acquired or internally developed a ready for market product or service utilizing our environmental growing system. We may not be able to acquire or internally develop any product or services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire new products or services, we must be able to secure financing, this includes beyond just the net proceeds of this Offering. In the early stages of operations, we will continue to maintain or keep our costs to a minimum. The cost to develop the business plan as currently outlined may very well be in excess of $100,000. We have no established source of funds to undertake the business plan as currently outlined. Until we obtain the necessary funding, if ever, we will continue to keep our operating costs as low as possible. Our founder and CEO will provide a substantial amount of the work without any cash compensation. This methodology would certainly result in extending our development stage for at least two to five years. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Business

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the capital necessary. If we do, services could be ready within three to six months following that the necessary funds have been secured by us . If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence for at least 18 months, if ever.

We are building a company that provides turn-key stand-alone grow modules intended to fit in a standard size garage. We are developing an environmentally sound, cost-efficient optimized grow system (“optimized growing system”) that provides customization of the GPod layout with interchangeable modules to match the growers’ needs. Our optimized growing system will enable consumers to modify and enhance their GPod layout to create custom environments with modifications such as thicker/thinner insulated walls, automated growing systems (i.e. hydroponic and aeroponic based), environmental controls (heating/cooling/humidity/arid), flood trays, drip systems, and lighting choices (LED, incandescent, infrared, ultraviolet, etc.). The user will have access to the latest technological advancements and trends in the horticultural world, while staying well within the guidelines of organic growing as currently understood.

Our optimized growing system will provide users with what we believe to be a comprehensive approach to custom organic gardening in the urban environment. We believe this approach will provide an experience in organic gardening that will become the new way to capture would-be home gardeners by providing a turnkey garage sized GPod. This ready - to - go system will offer an immediate sense of satisfaction from the GPod gardener. The immediate ability to start growing your own vegetables with only a minimal effort by the gardener combined with the net results of incredible organic fruits and vegetables will make the GPod provide the urban gardener self-sufficiency for their family and friends. We believe this new concept in gardening using the GPod grow system will provide maximum yield per square foot. We have created a system that is easy to operate and is so simple that it promotes creativity. This approach will additionally help us in creating long-lasting return customers and create new relationships.

Our business operations will be comprised of two distinct segments:

a)GPod sales of modular organic systems for micro-farming consumers; and

b)Support services for the micro-farming consumer

We developed our optimized growing system utilizing internal resources, our founder’s vast knowledge and assistance from a reputable design and engineering firm with experience in project development like this. We have not yet formalized any relationships with manufacturers of our product or ancillary components that we intend to use. The Company intends to seek the help of outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on these technologies. We intend to pursue this strategy with further financing and hire an in-house web design and support group. To date no commercial website or services have been developed through these efforts. The Company believes our customers will primarily come from social media, SEO (search engine optimized) advertising, word of mouth, trade shows and conventions.

With a goal of building mobile farming systems that provide the customer’ the ability to meet their food needs. GPods has developed an aeroponic system that cuts down on time, water-use, energy-use, and cost reduction, while boosting production and to promote healthier foods. The vertical farming system allows the operator to grow up to three times more produce in a given area than conventional hydroponic growing systems. This system is designed to reduce water usage by 50% compared to conventional hydroponic methods.

The GPod system uses an innovative technology to grow a wide variety of plants, including vine plants, root plants, flowers, and greens. The vertical aeroponic system ─ meaning plants are grown without soil by exposing roots to mineral nutrient spray solutions in a water solvent ─ aims to reduce expenses associated with energy, water, space, and labor. While hydroponics technology is expected to continue to dominate the market over the next few years, aeroponic and aquaponics systems are expected to show rapid growth due to the lower water usage of the former and the rising adoption of the latter by small-scale systems due to cost benefits.

The GPod vertical is comprised of one reservoir, one water pump, and multiple rows of 2 square inch holes to which the seedling inserts are affixed. The spray of nutrient-rich water feeds the plants efficiently and provide cost saving by using less water and food. The rows are spaced to reduce the size requirements for water, and energy usage but are fully accessible for harvesting from the ground. While hydroponics technology is expected to continue to dominate the market over the next few years, aeroponic and aquaponics are expected to show rapid growth due to the lower water usage of the former and the rising adoption of the latter by small-scale systems due to cost benefits.

With a goal of building mobile farm systems that provide customers the ability to meet their food production needs. GPods believes that it has developed an aeroponic system that cuts down on time, water, and energy use, and reduces costs, while boosting production and to promote healthier foods. Its vertical farming system allows the operator the ability to grow up to three times more produce in a given area than conventional hydroponic growing systems. The system is designed to reduce water usage by about 50% compared to conventional hydroponic methods.

Our plan to continue as a going concern is to reach the point where we begin generating revenues from our environmentally optimized growing system business(s) or services (complimentary to the grow system) to meet our obligations on a timely basis. The Company has not yet acquired or fully developed any of its intended services. We may not be able to acquire or internally develop any of its intended services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any of its intended services, we must be able to secure the necessary financing, beyond just the proceeds of this offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $200,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years.

We believe that our environmentally optimized growing system division (once developed, if at all) may begin to generate revenues earlier than the corporate direct sales (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Aspiring urban organic growers who are challenged may find history interesting that the modular growing environments were invented by horticultural engineers as early as the19th century. Famous botanist George Arends saw the need for year-round growing to accomplish the success in his prolific perennials. These controlled environments were expensive and therefore limited in size; therefore, he was always trying to make the limited space available more productive. George Arends (1862-1952) of Ronsdorf, Germany was a prolific breeder of perennials. Best known for his cultivars of False Spirea (Astilbe), with perhaps 95% of those sold today belonging to the arendsii species, he also bred Bergenia, Sedum, Phlox and Campanula. Between 1902 and 1952 he introduced over 74 cultivars of Astilbe, with the bronze leaf and red flowered one 'Fanal' in 1933 the first of this type.

The purist of the organic growing movement initially thought that the highest form of organic growing was achieved outdoors in the soil under the sun; little did they know that the soil, water and other local factors were toxic and not controllable. The GPod creates a pure, clean environment, free of toxic factors, finite, in that the ‘grow’ is starting from scratch with pure materials and a clean environment.

Early development of outdoor greenhouses was embraced for their ability to seize control of nature’s uncontrollable whims. Although embraced for its superiority over standard outdoor farming, it still was lacking some of the base needs in order to be a perennial grower. Green houses were an attempt to bring a semblance of control into farming, pests were rampant, water was at a premium, and toxic chemicals were around every corner, causing issues at every corner. In the 50s greenhouse growing became mainstream, rows of green houses as far as the eye could see, high yields and low loss continued to encourage the trend. It wasn’t till the late 80’s that consumers started to become more informed, informed of the lack of supervision of what goes into the growth of the food they were eating, the organic movement was born, the consumer started to change his demands, and the market place reacted. Today the organic movement is king, the majority of consumers are well informed, and they demand the strict control of the growth of their consumables.

Based on industry reports, sales of organic food growing hardware and supplies, the industry has seen revenue doubled every three years; outperforming most traditional outdoor commercial gardening relative revenues. In the United States indoor organic gardening may surpass $10 billion per annum. Over the next five years this represents more than $500 million in sales; a significant increase to current spending of controlled indoor growing equipment and other ancillary products. Retail sales we believe have historically served the average organic grower. Our management team believes that the GPod system will revolutionize this relationship by providing the infrastructure at a reasonable cost with supplies arriving on a scheduled as needed basis.

We believe the confluence of a need for organic foods in combination with the recent advances with indoor gardening, cost reduction in startup and online customization of the GPod present an opportunity for us to position our business in introducing a revolutionary product and business model. Garage space planning and design will be changed in future housing to incorporate this new system of growing.

Competitive Focus

We expect to encounter strong competition in all areas of our business activity. We intend to compete on the basis of technology, performance, price, quality, reliability, reputation, distribution, range of products and services, ease of use of our products, account relationships, user training, service and support, security, availability of applications and internet infrastructure offerings, and our sustainability performance.

The markets for our key business is characterized by strong competition among major corporations with long-established positions and a large number of new and rapidly growing businesses which we will compete with. In this market most product life cycles are short, and to remain competitive we must develop new products and services, periodically enhance our products and services and compete effectively on the basis of the above various factors. In addition, we may compete with our potential partners, including other grow-system businesses that design, manufacture and market their products. Our successful management of these competitive relationships will be critical to our success. Moreover, we anticipate that we may have to adjust our prices on our products and services to stay competitive in this market.

We believe the following will assist us in exploiting the expected growth in the environmentally optimized integrated portable grow system market which is ideal for growing high quality specialty crops and many varieties of herbs and other plant life with controlled indoor organic gardening:

1. Scalability . We believe our state of-the-art, environmentally optimized grow system and its varied support by unique GPod design and services will become scalable, a solution designed to serve the underserved, fragmented horticulture and micro-farming market and sophisticated urban gardener.

2. “Sticky” Relationship . Our business model will provide a solution that is designed to act as an incentive to keep the consumer engaged with our state of-the-art, environmentally optimized grow system and support services using current and future GPod modules.

3. Expertise in Indoor Gardening . Our founder has extensive experience in organic growing which comes from his vast experience in the commercial growing industry. We will seek to capitalize on that expertise.

4. Speed to Implementation . We believe that a fully-developed environmentally optimized grow system and well thought-out vertical GPod product line, in combination with our manufacturing and distribution system, will provide immediate insight into the usage (and behavior) of our consumer and their micro-farming output and customers’ unique growing needs.

Growth Strategy

Key elements of our growth strategy shall include:

1. Core Products . We plan to enhance our core products through user interface and functionality with our optimized growing system as well as interchangeable modules for different growing requirements, with new offerings as soon as reasonably practicable.

2. Focus . We intend to organically grow market penetration by: (a) securing contracts with organic wholesalers in various markets, (b) exploiting social networks, (c) leveraging development opportunities, and (d) adding solutions to professionals in the market.

3. Strategic Alliances . We plan to team with other businesses that have complementary features to our products, when fully developed, thereby reducing our development cost and introducing us to consumers and end-users.

4. International Expansion . We intend to expand internationally through partnerships and alliances.

Business Objectives

Our objective is to become a provider of self-contained organic grow modules. We are pursuing the following strategies to achieve this goal:

a)Initiating website development and ecommerce function, identifying complimentary product offerings, promoting, and advertising through social media campaigns;

b)Create a national media presence through social media – We will seek to create and enhance a national awareness and aggressively market our products through social media outlets;

c)Identify and develop strategic relations with our Manufacturing partners – utilize partners, high volume distribution facility to create highly efficient low-cost production model; and

d)High functioning, and esthetically pleasing grow modules will contribute to growers’ overall productivity and sense of well-being. GPods can convey a sense of self-reliance for the basic needs of life. We will provide a comprehensive selection of modules that can be food oriented or yield based to meet the expectations of each individual organic grower. Every Urban grower may not have the means to grow, but with the help of GPods they can grow year-round.

GPod products can transform any garage space into a productive space for the family to enjoy, not just the farmer. We believe that friends visiting the garage fitted with a GPods products will instantly be won over.

This prospectus includes limited market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section above entitled “Risk Factors”.

The following timeline outlines the phases that we intend to take. Each phase outlines the metrics or performance that we must accomplish in order to move forward with our business plan.

Phase One (Q1/Q2) 1 ($45,000 est. costs)

Website development: Work with established webhosting businesses and web developer to stand up GPods.biz website. Test EDI functionality to drop ship partners and financial institutions. Prototype development: Work with established design house and manufacturer to stand up the GPod prototype.

Phase Two (Q2/Q3) 1 ($35,000 est. costs)

Ecommerce: Finalize relations with ecommerce to integrate our back office functionality between website selected and ecommerce servers. Manufacturing: Finalize strategic relations with manufacturers and complete production module process and quality control.

Phase Three (Q3/Q4) 1 ($35,000 est. costs)

Drop ship partners: Establish ordering system between website and drop ship partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification. Ecommerce: Establish advanced order system and technology manufacturing partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification.

Phase Four ( Year plus 1 month to a Year plus 3 months ) ($45,000 est. costs)

Direct Sales: Develop a comprehensive and dynamic direct sales strategy with industry consultants and other professionals. Work with industry consultants to identify and approach other micro-farming service and products companies. Work with industry consultants to identify and approach manufacturers and design specialist.

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1 Key: “Q = a quarter or 3 months based on a 12 month year” for example Q2 = 4 to 6 months in length from the date that funding is complete from our direct public offering

As mentioned above, our phases are predicated upon the Company obtaining financing either through additional equity or debt beyond this Offering. If we are not able to obtain the financing as determined by the above steps, we will not be able to meet or achieve any of the time-line objectives. If we complete 75%, 50%, 25% or even 10% of our additional financing objectives, we will not be able to pursue any of our action steps. In that case, the Company will be forced to proceed on a piecemeal basis using the services of our founder, and CEO and the very limited use of outside contractors when and if limited funds are obtained. Our founder and CEO currently devotes in excess of 30 hours per week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to these Offering proceeds, we will not be able to pursue our business plan or our time-line objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after this Offering is complete and the aggregate proceeds have been received. Company’s management has, through relationships and partnerships, begun the necessary work on some of our intended products. Our founder and CEO has primarily provided these services through the date of this prospectus. Our business plan requires further completion of these tasks which require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our founder and CEO, as well as other various professionals that he knows, the Company should make progress in its development planned product, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside designers or sales or marketing firms. We currently do not have any cash or other resources to commence the use of outside service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder and CEO, will continue to provide his services without consideration. We have no formal agreement in place with our founder and CEO covering his services, our founder’s and CEO’s plan will be to do all of the administrative and planning work as well as programming and marketing work on his own without consideration while he continues to seek other sources of funding for the Company.

Other

As a corporate policy, we will not incur any financial obligations that we cannot satisfy with identified resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this prospectus. We believe the perception that many have of a public company is that they are more likely than not that they will accept restricted securities from a public company as consideration for indebtedness than they would from a private company. We have not performed any formal studies of this matter. Our conclusion is based solely on our own observations. There can be no assurances that we will be successful in any of those efforts even if we become a publicly traded company. The issuance of restricted shares will dilute the ownership interests of our stockholders.

Results of Operations for the period March 27, 2017 (date of inception) through March 31, 2017

Expenses

Expenses for the period ended March 31, 2017 were $15,275. Officer’s compensation was $5,000 for the period ended March 31, 2017. The Company entered into a formal employment agreement with its founder, Mr. Dolan, providing for a $5,000 a month payable. Software development and consulting expenses incurred in connection with our new environmentally optimized growing system was $3,250 for the period ended March 31, 2017. These costs are considered not able to be capitalized for accounting purposes therefore we expense them immediately in the period incurred. Other costs incurred in connection with our new environmentally optimized growing system that are capitalized for balance sheet purposes, Mr. Dolan funded these development costs in its entirety. We have a payable to Mr. Dolan for these costs. Administrative costs and other expense was $7,025 for the period ended March 31, 2017. Included in administrative costs and other expense was $6,000 in organization costs that we incurred through the issuance of 6 million shares of common stock to Mr. Dolan.

Loss before provision for income taxes

Loss before provision for incomes taxes for the period ended March 31, 2017 was $15,275. We recorded no provision for federal or state income taxes. We have not generated any revenues. Weighted average common shares outstanding was 6,000,000 for the period ended March 31, 2017. This calculation is based on 6 million shares issued to Mr. Dolan upon inception (March 27, 2017). Basic and diluted loss per share for the period ended March 31, 2017 was $0.0025. We reported it as $(0.00) basic and diluted loss per share.

Results of Operations for the twelve-month period ended March 31, 2018

Expenses

Expenses for the twelve-month period ended March 31, 2018 were $167,512. Officer’s compensation was $60,000 for the twelve-month period ended March 31, 2018. The Company upon inception (March 27, 2017) entered into a formal employment agreement with its founder, Mr. Dolan, providing for a $5,000 a month payable. Prototype costs and consulting expenses incurred in connection with our new environmentally optimized growing system was $35,200 for the twelve-month period ended March 31, 2018. Software development and consulting expenses incurred in connection with our new environmentally optimized growing system was $67,925 for the twelve-month period ended March 31, 2018. These costs are considered not able to be capitalized for accounting purposes therefore we expense them immediately in the period incurred. Other costs incurred in connection with our new environmentally optimized growing system that are capitalized for balance sheet purposes, Mr. Dolan funded these development costs in its entirety. We have a payable owing to Mr. Dolan of $18,663 as of March 31, 2018 specifically for these costs. Administrative costs and other expense was $717 for the period ended March 31, 2017. Amortization and depreciation expense was $3,670 for the twelve-month period ended March 31, 2018. We amortize and depreciate our intangible assets over a twenty-four (24) month period. Intangible assets purchased during the twelve-month period ending March 31, 2018 was $8,000. We acquired those assets on April 20, 2017.

Loss before provision for income taxes

Loss before provision for incomes taxes for the twelve-month period ended March 31, 2018 was $167,512. We recorded no provision for federal or state income taxes. We have not generated any revenues. Weighted average common shares outstanding was 9, 781,000 for the twelve-month period ended March 31, 2018. The Company issued 4 million shares to Mr. Dolan on April 20, 2018 for certain intangible assets acquired from him. Basic and diluted loss per share for the twelve-month period ended March 31, 2018 was $0.02.

Results of Operations for the three-month period ended June 30, 2018 compared to the three-month period ended June 30, 2017

Expenses

Expenses for the three-month period ended June 30, 2018 and June 30, 2017 were $65,253 and 19,045, respectively. Officer’s compensation was $15,000 and $15,000 for the three-month period ended June 30, 2018 and June 30, 2017, respectively. The Company upon inception entered into a formal employment agreement with its founder, Mr. Dolan, providing for a $5,000 a month payable. Prototype costs and consulting expenses incurred in connection with our new environmentally optimized growing system was $30,250 and 3,375 for the three-month period ended June 30, 2018 and June 30, 2017, respectively. Software development and consulting expenses incurred in connection with our new environmentally optimized growing system was $19,000 and none for the three-month period ended June 30, 2018 and June 30, 2017, respectively. These costs are considered not able to be capitalized for accounting purposes therefore we expense them immediately in the period incurred. Other costs incurred in connection with our new environmentally optimized growing system that are capitalized for balance sheet purposes, Mr. Dolan funded these development costs in its entirety. We have a payable owing to Mr. Dolan of $22,461 as of June 30, 2018 specifically for these costs. Administrative costs and other expense was $3 for the three-month period ended June 30, 2018. We did not incur any administrative costs or other expense for the three-month period ended June 30, 2017. Amortization and depreciation expense was $1,000 and $670 for the three-month period ended June 30, 2018 and June 30, 2017, respectively. We amortize and depreciate our intangible assets over a twenty-four (24) month period. Intangible assets purchased during the three-month period ending June 30, 2017 was $8,000. We acquired those assets on April 20, 2017.

Loss before provision for income taxes

Loss before provision for incomes taxes for the three-month period ended June 30, 2018 and June 30, 2017 was $65,253 and 19,045, respectively. We recorded $800 and no provision for federal or state income taxes for the three-month period ended June 30, 2018 and June 30, 2017, respectively. We have not generated any revenues as of the date of this registration statement. Weighted average common shares outstanding was 10,000,000 and 9,121,000 for the three-month period ended June 30, 2018 and June 30, 2017, respectively. The Company issued 4 million shares to Mr. Dolan on April 20, 2017 for certain intangible assets acquired from him. Basic and diluted loss per share for the three-month period ended June 30, 2018 and June 30, 2017 was $0.01 and $0.00, respectively.

Liquidity

We will pay all costs relating to our Offering which we estimate to be approximately $45,000. These expenses will be paid as necessary or otherwise accrued and paid-for in the future. Absent the ability for us to pay the amounts due upon closing of this Offering, we may need to seek out financial assistance from shareholders or non-affiliated parties of the Company and its founder who may agree to loan us capital. To the extent that such liabilities cannot be extended or satisfied in other ways we may seek outside financing or loans from financial institutions or other funding sources. If and when secured, these loans most likely will be evidenced by interest-bearing secured and unsecured notes treated as loans until repaid, if and when the Company has the ability to do so. No formal written arrangement exists with respect to anyone’s commitment to loan us funds for these purpose or others. Our current funding sources have provided us unsecured notes payable with non-interest bearing and due upon demand terms. We believe these to be favorable because of the relationship of our founder with these lenders.

Since acquiring the business plan, most of our resources and work have been devoted to executing our business plan, limited technical design and drawing, testing and mock-up of our interchangeable modules to be used with our intended product, implementing systems and controls, and completing our registration statement. When our registration statement is completed, we will refocus our work on product and service offerings as well as push forward with the development of our intellectual property surrounding our new environmentally optimized growing system. We believe the research and development work needed to further complete our product development, attract designers, and initiate marketing plans, including the development of a saleable product, will range between $150,000 and $200,000. This includes the use of outside contractors and experts and the services of our founder, Mr. Dolan. If we are able to secure the necessary funding to outsource these steps, of which there can be no assurance, we believe that we can execute a proper launch of our product and services to the consumer. If we are only able to use internal resources (primarily consisting of services of our founder, and CEO), the process may take much longer and our launch may be limited to a much smaller market. If we are unable to raise sufficient financing, development costs would have to come from our founder and CEO (to the extent that he is capable and willing to provide such additional financing). While we have engaged the services of several outside consultants on an as “needed basis” their assistance is rather limited and based on our financial capabilities and commitment. Our goal is for us to be able to have a saleable product, several robust sales channels and an e-commerce presence within six to twelve months. There is no way of estimating the likelihood of reaching that goal.

Private capital will continue to be solicited from associates of our founder and CEO or through private investors referred to us by those same associates. To date, we have not sought out any larger funding sources other than associates of Mr. Dolan, nor have we authorized any person or entity to seek out funding on our behalf. If a market for our securities ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds needed to complete the development of our product and the stages as outlined above.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 (as we are not subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization or we decide to opt-out of the “emerging growth company” as defined under the JOBS Act). This exemption is only available to us under the JOBS Act or until we have been public for more than five years. These obligations we believe reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase the ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us (i.e. issuance of restricted shares of our common stock), although there can be no assurances that we will be successful in any of those efforts. We will reduce compensation paid to management (if and when we do compensate management which for the foreseeable future is limited) if there is insufficient cash generated from operations to satisfy these costs.

We do not have any current plans to raise capital through the sale of securities except as described herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs and advice that we have received from finance and market professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give a person a greater feeling of identity with us which may result in increased referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management. GPD may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares as settlement of obligations due them.

As of June 30 , 2018, we owed approximately $ 300 ,000 in connection with product development costs incurred, consulting services and other expenses. We have not entered into any formal agreements or agreements, written or oral, with any vendors or others for payment of services or expenses that cannot be deferred. There are no other significant liabilities due as of June 30 , 2018.

As of June 30 , 2018, we owed approximately $ 22 ,000 in connection with an interest-free demand loan from a related party, Mr. Dolan.

As of June 30 , 2018, we owed approximately $41,000 from eight (8) unrelated parties. The proceeds of which were used for basic working capital purposes.

Recently Issued Accounting Pronouncements

The Company evaluated recent accounting pronouncements through June 30 , 2018 and believes there are none that have a material effect on the Company’s financial statements except for the following.

In February 2016, the Financial Accounting Staff Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (Topic 842) to revise lease accounting guidance. The update requires most leases to be recorded on the balance sheet as a lease liability, with a corresponding right-of-use asset, whereas these leases currently have an off-balance sheet classification. ASU 2016-02 must be applied on a modified retrospective basis and is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, with early adoption permitted. The Company intends to adopt this standard in the first quarter of fiscal 2019. The Company does not expect this standard to have a material impact on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, updated standard on revenue recognition. ASU 2014-09 provides enhancements to the quality and consistency of how revenue is reported while also improving comparability in the financial statements of companies reporting using IFRS and GAAP. The core principle of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the Company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively (for example, service revenue and contract modifications) and improve guidance for multiple-element arrangements. This standard is effective for reporting periods beginning after December 15, 2017, including interim periods within that fiscal year, with early adoption permitted for interim and annual periods beginning after December 15, 2016. The Company does not expect this standard to have a material impact on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which outlined new provisions intended to simplify various aspects related to accounting for share-based payments, including income tax consequences, forfeitures, and classification in the statement of cash flows. Under the new guidance, a business entity will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital. Instead, a business entity will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement when awards vest or are settled. The Company does not expect this standard to have a material impact on its financial statements.

In June 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230), a consensus of the FASB’s Emerging Issues Task Force.” The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The ASU is effective for public companies for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including interim periods within those fiscal years. An entity that elects early adoption must adopt all of the amendments in the same period. The guidance requires application using a retrospective transition method. The Company is currently evaluating the effects, if any, that the adoption of this guidance will have on the Company’s cash flows.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which requires entities to recognize the income tax effects of intercompany sales and transfers of assets, other than inventory, in the period in which the transfer occurs. This is a change from current GAAP, which requires entities to defer the income tax effects of intercompany transfers of assets until the asset has been sold to an outside party or otherwise recognized (i.e. depreciated, amortized, and impaired). The income tax effects of intercompany sales and transfers of inventory will continue to be deferred until the inventory is sold to an outside party. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which provides guidance to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test under ASC Topic 350. Under the new guidance, an entity should perform goodwill impairment testing by comparing the fair value of a reporting unit with its carrying amount. If the reporting unit’s carrying amount exceeds its fair value, an entity should recognize an impairment charge based on that difference, limited to the total amount of goodwill allocated to that reporting unit. This ASU will be applied prospectively and is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019. Early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The Company does not expect this standard to have a material impact on its financial statements.

In March 2017, the FASB issued ASU 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which provides guidance that requires an employer to present the service cost component separate from the other components of net periodic benefit cost. The update requires that employers present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered by participating employees during the period. The other components of the net periodic benefit cost are required to be presented separately from the line item that includes service cost and outside of the subtotal of income from operations. If a separate line item is not used, the line item used in the income statement must be disclosed. In addition, only the service cost component is eligible for capitalization in assets. This ASU will be applied retrospectively and is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when modification accounting should be applied for changes to terms or conditions of a share-based payment award. This ASU will be applied prospectively and is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which is intended to improve and simplify hedge accounting and improve the disclosures of hedging arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 amends ASC 220, Income Statement - Reporting Comprehensive Income, to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. In addition, under the ASU 2018-02, the Company may be required to provide certain disclosures regarding stranded tax effects. ASU 2018-02 is effective for years beginning after December 15, 2018, and interim periods within those fiscal years. ASU 2018-02 is effective for the Company beginning April 1, 2019. Early adoption is permitted. The Company does not expect this standard to have a material impact on its financial statements.

In March 2018, the FASB issued ASU 2018-05 associated with the accounting and disclosures around the enactment of the Act and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which the Company adopted.

We have implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related footnotes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on March 27, 2017, at which time we acquired a business plan, various pieces of information technology, furniture and other office equipment, as well as industry resource materials and business relationships from our founder and CEO, Mr. Dolan. As of September 14 , 2018, we had one employee, Mr. Dolan. For fiscal year 2018, Mr. Dolan will devote at least 30 hours a week to us but may increase the number of hours as necessary.

The Company issued 6,000,000 shares of its common stock to Mr. Dolan at inception in exchange for organizational services. Following our formation, we issued an additional 4,000,000 shares of our common stock to Mr. Dolan, in exchange for a business plan, office furniture, design equipment, computing equipment along with other related industry materials that he developed. See also “Certain Relationships and Related Transactions”.

As a commercial organic grower, Mr. Dolan was the third employee with Fortuna Organics in Fallbrook, California (located outside of San Diego). Mr. Dolan experienced a significant amount of rudimentary development in indoor organic farming. The first GPod developed with which Mr. Dolan participated in was to support growing in all season, the year-round ability to grow organic produce. This became a completely new approach to organic growing. The green houses moved food production from the lower latitudes (as evidenced in the southern United States), to higher latitudes. While green houses had inherent problems, different light cycle per season of the year, GPods allowed the grower to grow year-round. This empowers the grower to control ‘Organic Requirements, a major concern in the organic growing industry. Never before had the growing industry needed to consider demand for organic produce and its extreme popularity

Another progressive development Mr. Dolan was involved in was integrating new types of growing processes from drip irrigation and root immersion. Mr. Dolan first visualized the idea of the GPod while working with Fortuna organics. Mr. Dolan’ professional experience has provided him with keen insight into what the indoor grower needs to be successful. Through experimentation and multiple manufacturing trial and errors, Mr. Dolan established the importance of simplicity and automation in the growing process.

This we believe is a vital aspect of what will be the GPods experience. Mr. Dolan will maximize his professional expertise in organic farming industry providing a background for GPods product offerings to transform the green house. Mr. Dolan believes the GPod environment is a revolutionary growing environment that will add benefits to the local community by creating alternative food sources to urban neighborhoods.

We are a development stage company and have no specific financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We are in the early stages of executing our business plan. We still have a significant amount of work that needs to be completed and funds that need to be raised in order to compete within this sophisticated consumer market. To date, we have not developed any finished product or services and cannot predict when a finished product or services will be developed or externally acquired. We believe that we have an advantage with our founder, and CEO and his industry relationships and the solicitation of their help with growing our business model.

As of June 30 , 2018, we had limited assets which consisted of; cash and cash equivalents of $ 7 ,600, prepaid expense of $21,500, intangible assets valued at $8,000, net of amortization costs of $ 4 ,670 , tangible assets related to our prototype of $22,460 and deferred offering costs of $ 10 ,000. In order to fund the development of our business and our working capital needs for the next 12 months, we will attempt to secure funding from the sale of common stock, from shareholder, related party and non-related party loans, or from strategic joint ventures or partners. Furthermore, in order to implement the foregoing plan of operations, we anticipate that we will need to secure additional financing of between $150,000 and $200,000 during the next twelve months if we are successful in completing this Offering. If we are unsuccessful in securing the additional financing or even our Offering , we may not be able to proceed with execution of our business plan.

Based on the exact nature of our business and expected level of competition, we anticipate continuing to incur operating losses into the foreseeable future. Because we currently do not have a fully developed and ready for market environmentally-friendly, cost-efficient optimized grow system, and our resources are severely limited, we cannot predict if and when we will generate revenues or whether we will become a viable and sustainable business operations. Accordingly, due to our lack of assets, significant operations and for the foreseeable future the ability to generate revenues, our auditors have stated in their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

General Overview

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of business development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the necessary funds. If we do, fully developed product offerings could be ready within three to six months following when the necessary funds have been secured. If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence until at least 18 months, if ever.

We are building a company that provides indoor self-contained organic growing modules. We are developing an interactive website that provides customization using our extensive interchangeable modules. Our optimized growing system will enable the consumer to create custom a variety of growing environments that meet the grower’s specific needs.

Our intended optimized growing system focused website, ecommerce system and manufacturing facilities outline a three-step method for providing users with what we believe to be a comprehensive approach to provide a turnkey growing environment. We believe this approach will provide an experience in home gardening that will become the new way to empower the urban dwell with a sense of satisfaction from bountiful output and will be valued by both the grower and their family and friends. We believe this acceptance in the urban city will provide rapid growth and popularity. We will create a system that easy to use and promotes creativity. This approach will additionally help us in creating long-lasting return customer relationships.

Our business operations will be comprised of two segments: a) an optimized growing system website for micro-farming consumers; and b) integration services for the optimized grow system along with direct sales through retail outlets. The optimized growing system, website, ecommerce solution and back-office framework were developed with the assistance of an established business website firm. The Company developed its initial design of the growing system through the efforts of its founder and CEO, and the design firm with which the Company has been working with on an as “needed basis”.

The optimized growing system that GPod has been developed through the direct assistance of a design and manufacturing facility (since early 2014) and the efforts of our founder, Mr. Dolan. The Company intends to seek the assistance of outside sales and marketing consultants to develop a professional sales and marketing strategy to capitalize on our product designs. We will seek to staff a management team (besides Mr. Dolan) with the technical skills necessary in hydroponic horticulture technology, design engineering with a strong emphasis on simplicity and functionality. We intend to with further financing create and staff an in-house development group, which we believe will develop new generations of the optimized growing system that GPods and services of a similar nature to our business development in self-contained indoor organic gardening.

While the raw materials or components that we use are slightly more expensive, quality and consistency is assured. We believe that the current materials and components that we use in our designs is worth the extra cost to us. The average user or customer we believe will seek out a product that has this same quality and consistency and willing to pay more for it; part of our competitive advantage. We currently source our raw materials and components from a number of suppliers. These raw materials or components are widely available and have no geographic or international limitations on their availability. We do not believe that we will have any issues with obtaining these raw materials or components from suppliers or the availability of raw materials or components needed for our optimized growing system.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our environmentally optimized growing system business(s) or services (complimentary to the grow system) to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $200,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and CEO providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years.

We believe that our environmentally optimized growing system division (once developed, if at all) may generate revenues earlier than direct sales (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Urban dwellers are challenged for the lack of growing space, many aspire to grow their own organic food but have no dirt or space to do so, and many of these individuals have garages that could provide them with the space they would need to grow via the GPod. The GPod, or closed growth system, is not a new idea, NASA for example has been developing similar modules since the 1950’s. Thus, taking advantage of an underutilized garage space combined with the flexibility of the GPod growing system, we believe that we will empower urban dwellers to grow their own food without having to move from the city. Daily ad-hoc shoppers are dependent on grocery stores, eventually discovering farmer’s markets, meeting people similar to themselves who were growing and selling or bartering their own produce. The GPod optimized growing system can provide healthy food at a reasonable cost and availability, a healthy alternative.

The indoor growing trend first came about as a result of people moving to non-conducive growing latitudes, such as the upper mid-west. These people of the north still needed fresh organic produce year-round, so they had to ship in produce half the year or create indoor growing facilities (green-houses). They developed some of the most successful green houses in the world; these greenhouses controlled all the necessary factors to grow plants such as; temperature, humidity, nutrient feeding and various other plant needs. The one factor they could not control was light that would provide year-round growth. As a result of years of development, the indoor growing industry developed high intensity lighting that plants need to flower and produce fruit. Urban residents with little or no space, often limited by Home Owner Associations, are looking for ways to enjoy the art of organic growing, GPods enable the urban grower to grow within the confines of his or her garage. GPods are an indoor, self-sustained, closed growing environment, they can grow year-round regardless of the temperature or season. Some urban dwellers, who have the space to grow, sometimes lack the time and fortitude to embark on the complex building of their own outdoor garden, GPods are a turnkey solution. The person who has the love for growing but lacks the time to build or do the research necessary to build a successful self-contained growing environment can begin immediately via the GPod.

Although outdoor gardens facilitate the growing of vegetables and herbs they have inherent challenges, challenges that the GPod will greatly reduce. The greatest challenge is the ability to grow year-round, GPods high intensity lighting allows for year round growing. Secondly, the GPod provides complete control of the growing environment, thus qualifying as a recognized “Organic” grow. Based on the growth of the famers markets in the United States, we believe that the demographic of customers of the GPod growing environment to be at a scale that will allow GPods to sell in high volume at a low price point.

Growing organically the GPod way is the consumer’s path to control over their intake, an attempt to make the foods you serve for your family free of the things they don’t need. It’s argued that organic gardens are impractical, expensive and somewhat strange. Nothing could be further from the truth. It is the way our great grandparents gardened, just inside a controlled environment, without the chemical pesticides and synthetic fertilizers.

Competitive Focus

We expect to encounter strong competition in all areas of our business activity. We intend to compete on the basis of technology, performance, price, quality, reliability, reputation, distribution, range of products and services, ease of use of our products, account relationships, user training, service and support, security, availability of applications and internet infrastructure offerings, and our sustainability performance.

The markets for our key business is characterized by strong competition among major corporations with long-established positions and a large number of new and rapidly growing businesses which we will compete with. In this market most product life cycles are short, and to remain competitive we must develop new products and services, periodically enhance our products and services and compete effectively on the basis of the above various factors. In addition, we may compete with our potential partners, including other grow-system businesses that design, manufacture and market their products. Our successful management of these competitive relationships will be critical to our success. Moreover, we anticipate that we may have to adjust our prices on our products and services to stay competitive in this market.

We believe the following will assist us in exploiting the expected growth in the environmentally optimized integrated portable grow system market which is ideal for growing high quality specialty crops and many varieties of herbs and other plant life with controlled indoor organic gardening:

1. Scalability . We believe our state of-the-art, environmentally optimized grow system and its varied support by unique GPod design and services will become scalable, a solution designed to serve the underserved, fragmented horticulture and micro-farming market and sophisticated urban gardener.

2. “Sticky” Relationship . Our business model will provide a solution that is designed to act as an incentive to keep the consumer engaged with our state of-the-art, environmentally optimized grow system and support services using current and future GPod modules.

3. Expertise in Indoor Gardening . Our founder has extensive experience in organic growing which comes from his vast experience in the commercial growing industry. We will seek to capitalize on that expertise.

4. Speed to Implementation . We believe that a fully-developed environmentally optimized grow system and well thought-out vertical GPod product line, in combination with our manufacturing and distribution system, will provide immediate insight into the usage (and behavior) of our consumer and their micro-farming output and customers’ unique growing needs.

Growth Strategy

Key elements of our growth strategy shall include:

1.Core Products. We plan to enhance our core products through user interface and functionality with our optimized growing system as well as interchangeable modules for different growing requirements, with new offerings as soon as reasonably practicable.

2.Focus. We intend to organically grow market penetration by: (a) securing contracts with organic wholesalers in various markets, (b) exploiting social networks, (c) leveraging development opportunities, and (d) adding solutions to professionals in the market.

3.Strategic Alliances. We plan to team with other businesses that have complementary features to our products, when fully developed, thereby reducing our development cost and introducing us to consumers and end-users.

4.International Expansion. We intend to expand internationally through partnerships and alliances.

Business Objectives

Our objective is to become a provider of self-contained organic grow modules. We are pursuing the following strategies to achieve this goal:

a)Initiating website development and ecommerce function, identifying complimentary product offerings, promoting, and advertising through social media campaigns;

b)Create a national media presence through social media – We will seek to create and enhance a national awareness and aggressively market our products through social media outlets;

c)Identify and develop strategic relations with our Manufacturing partners – utilize partners, high volume distribution facility to create highly efficient low-cost production model; and

d)High functioning, and esthetically pleasing grow modules will contribute to growers’ overall productivity and sense of well-being. GPods can convey a sense of self-reliance for the basic needs of life. We will provide a comprehensive selection of modules that can be food oriented or yield based to meet the expectations of each individual organic grower. Every Urban grower may not have the means to grow, but with the help of GPods they can grow year-round.

GPod products can transform any garage space into a productive space for the family to enjoy, not just the farmer. We believe that friends visiting the garage fitted with a GPods products will instantly be won over.

This prospectus includes limited market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section above entitled “Risk Factors”.

The following timeline outlines the phases that we intend to take. Each phase outlines the metrics or performance that we must accomplish in order to move forward with our business plan.

Phase One (Q1/Q2) 1 ($45,000 est. costs)

Website development: Work with established webhosting businesses and web developer to stand up GPods.biz website. Test EDI functionality to drop ship partners and financial institutions. Prototype development: Work with established design house and manufacturer to stand up the GPod prototype.

Phase Two (Q2/Q3) 1 ($35,000 est. costs)

Ecommerce: Finalize relations with ecommerce to integrate our back office functionality between website selected and ecommerce servers. Manufacturing: Finalize strategic relations with manufacturers and complete production module process and quality control.

Phase Three (Q3/Q4) 1 ($35,000 est. costs)

Drop ship partners: Establish ordering system between website and drop ship partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification. Ecommerce: Establish advanced order system and technology manufacturing partners. Verify system functionality with ecommerce solution providers. Test entire order process through to shipment verification.

Phase Four ( Year plus 1 month to a Year plus 3 months ) ($45,000 est. costs)

Direct Sales: Develop a comprehensive and dynamic direct sales strategy with industry consultants and other professionals. Work with industry consultants to identify and approach other micro-farming service and products companies. Work with industry consultants to identify and approach manufacturers and design specialist.

Without additional financing we will not be able to pursue our business plan or its time-line objectives, and the Company may fail entirely.

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1 Key: “Q = a quarter or 3 months based on a 12 month year” for example Q2 = 4 to 6 months in length from the date that funding is complete from our direct public offering

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after this Offering is complete and the aggregate proceeds have been received. Our management has, through relationships and partnerships, begun the necessary work on some of our intended products. Our founder and CEO has primarily provided these services through the date of this prospectus. Our business plan requires further completion of these tasks which require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our founder and CEO, as well as other various professionals that he knows, the Company should make progress in its development planned product, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside designers or sales/marketing firms. We currently do not have any cash or other resources to commence the use of outside service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our founder and CEO will continue to provide his services without consideration. We have no formal agreement in place with our founder and CEO covering his services, our founder’s and CEO’s plan will be to do all of the administrative and planning work as well as programming and marketing work on his own without consideration while he continues to seek other sources of funding for the Company.

Intellectual Property

We currently have no patents or trademarks. We intend to file a United States federal trademark registration for “GPODS, INC.,” “The GPod Solution,” and other marks. We have registered the www.gpodsinc.com domain name. We consider our trademarks and other intellectual property rights to be important to our branding strategy and business success. Each state has its own laws regarding registration of a trademark, including the requirements for keeping the registration valid. Although these laws are similar in many respects, variations exist regarding the time period for renewing the registration. For example, a trademark registered in California is valid for only five years and is renewable for successive five-year periods.

Although not required to validate a trademark, federal registration does provide additional benefits for the trademark owner. Included in these benefits are the right to use the symbol “®” and the right to file a trademark infringement lawsuit in federal court. To maintain these benefits, the owner of a federally registered trademark must make additional periodic filings to keep the registration valid. The first filing must be made between the fifth and sixth years after the trademark's registration date and is called a “declaration of use” or “section 8 filing.” This informs the USPTO that the trademark is still in use. The second filing is made between the ninth and 10th years after the trademark's registration date and includes another declaration of use along with an application for renewal. The third and subsequent filings will also include a declaration of use and application for renewal and must be done between the ninth and 10th year anniversary after the last filing. We have not registered our trademark.

Failing to file the required renewal applications for a registered trademark will result in the registration being cancelled, but as long as the trademark is still in use, the owner's common law trademark rights are still valid, and a new registration application can be filed. Even common law trademark rights become invalid if the owner has abandoned use of the trademark. Non-use of a trademark for three consecutive years is generally considered proof that the owner has abandoned the trademark. We have continued to use our trademark and intend on re-registering and applying for all applicable protections available under the law along with the right to transfer.

Government Regulation and Industry Standards

While there is no governmental regulation relating to the sale of growing equipment or soil and nutrients that we may sell in connection with our GPod solution, there may be laws and regulations governing the cultivation and sale of certain horticulture products that may be grown with the systems. We may be subject to various federal, state, provincial and local laws and regulations, compliance with which will increase our operating costs, limit or restrict the product and services that we intent to provide or the methods by which we intend to offer and how we sell those products and services. Noncompliance with these laws and regulations can subject us to fines or various forms of civil or criminal prosecution, any of which could have a material adverse effect on our reputation, business, financial position, results of operations and future cash flows.

Employees

As of September 14 , 2018, we had one employee, our founder and CEO, Mr. Dolan. During calendar year ending December 31, 2018 (dependent on our financing and available working capital), Mr. Dolan will continue to devote at least 30 hours a week to us and may increase those hours as necessary. Mr. Dolan is allowed to devote this time to our Company as he is not limited or restricted from being involved with us by his other business operations. Mr. Dolan currently has no agreement with the Company which provides for payment of his services. We may be limited in seeking the employment of others to assist in future operations. Our founder and CEO’s current plan is to provide all administrative and planning work for our product and marketing efforts on his own without any cash compensation while he seeks other sources of funding for the Company and its business plan.

Mr. Dolan has been compensated through the issuance of common stock in the Company and will defer payments for his services for a period of at least a year. It is his belief that these actions are in the best interest of the Company and its prospective investors who may invest in this Offering. We may in the future use other independent contractors and consultants to assist in many aspects of our business on an “as needed” or per project basis pending adequate financial resources being available or their ability to defer payment for their services.

Property

Our office and mailing address is 1308 Oak Avenue, Carlsbad, California 92008. This space is currently used by us and other businesses that Mr. Dolan operates from this location. The property from which we conduct our operations is owned by Mr. Dolan. Mr. Dolan does not charge us and he pays for all the utilities and maintenance costs required by the facility. There is no written lease agreement and we are under essentially a month-month verbal agreement to use this facility for no cost from Mr. Dolan.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and key management personnel as of September 14 , 2018. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors and are elected or appointed to serve until the next board of directors meeting which may follow the annual meeting of stockholders. Provided is a brief description of the business experience of each director and executive officer and key management personnel during the past five years and indication of directorships held by (if any) of each director in other companies subject to the reporting requirements under the Federal Securities Acts.

Name	Age	Position
Robert L. Dolan	35	Chairman, CEO (Principal Executive Officer) CFO (Principal Financial and Accounting Officer)

Robert L. Dolan, Chairman, CEO, CFO

Mr. Dolan is currently the Company’s sole officer and director in the respective capacities of CEO, CFO and Chairman of the Company’s board of directors. He has held these positions since March 27, 2017. He is responsible for all duties required of a corporate officer and the development of the business. From May 2005 through the present, Mr. Dolan has served as principal with a commercial organic farm located in Southern California, Fortuna Farms. He was instrumental in starting Fortuna Farms with an extensive background in indoor organic growing melding with traditional farming. Mr. Dolan regularly attends trade shows, subscribes to industry publications, and visits local farmers and growers to stay abreast of the newest technologies and the most advanced methods used in the industry. Farming is not a job for him, it’s a part of his identity, inheritance, and legacy continuously growing his base of knowledge. Mr. Dolan holds an Associate Degree in Horticulture with an emphasis in hydroponic automation received from California State University, San Marcos. Mr. Dolan has earned a number of industry awards for his unique designs as well as local recognition for his concepts in hydroponic automation, use and sustainability.

Possible Potential Conflicts

The OTCBB or OTC Market on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are identified and terms of employment are mutually negotiated and agreed, particularly when we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we entered into a written agreement with Mr. Dolan specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

Upon our incorporation in March 2017, we adopted a written code of business conduct and ethics applicable to our board of directors, officers and employees in accordance with applicable securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the Company through an officer designated by the board of directors. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

•honest and ethical conduct;

•full, fair, accurate, timely and understandable disclosure in reporting and documents that we may file with securities regulators and in our other public communications;

•compliance with all applicable laws, rules and regulations, including insider trading compliance; as well as

•accountability to adherence of the code and prompt reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

A copy of our Code of Business Conduct and Ethics has been filed as Exhibit 14.1 to our registration statement of which this prospectus is an integral part of.

Board of Directors

Directors (currently just one) will hold office until the completion of their term of office, which is no longer than one year, or until their successors have been duly elected. Our current directors’ term of office expires on March 31, 2019. All officers are appointed annually by the board of directors subject to existing employment agreements and serve at the discretion of the board. Currently, our director receive no compensation for his role as a director as he receives compensation for his role as an officer.

As long as we have no directors besides our founder, CEO, and Chairman, all board votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

1.had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

iacting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

iiengaging in any type of business practice; or

iiiengaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the board of directors will establish an audit committee as well as a compensation committee. We believe that we will need a minimum of three (3) directors to have effective committee systems. The audit committee will review results and scope of the audit and other services provided by our independent auditors, as well as review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish, as well as review and recommend compensation arrangements for officers and other key employees. No determination has yet been made as to the membership of these committees or when we will have a sufficient number of members to establish such special board committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources necessary to pay these fees. GPD will consider applying for liability insurance for our officers and directors at such time when it has the necessary resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from March 27, 2017 (inception) to March 31, 2017, as well as for the year ended March 31, 2018, compensation awarded to or paid to, or earned by, our CEO (the “Named Executive Officer’).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Robert Dolan CEO, CFO and Director (1) (2)	2018	60,000 (1)	-	-	-	-	-	-	60,000
	2017	5,000	-	-	-	-	-	6,000 (2)	11,000

The Company has as employment arrangement with Mr. Dolan for services. We entered into this agreement on March 27, 2017. Mr. Dolan’s compensation is not based on any percentage of profits or other financial calculations. Mr. Dolan as a board member makes all decisions determining the amount and timing of payment for his compensation and, for the immediate future, Mr. Dolan has elected not to receive payment of compensation which permits us to meet our day-day financial obligations. Mr. Dolan’s compensation is deferred until at such time that we receive sufficient financing or that we no longer are a going concern.

(1) Mr. Dolan is employed by the Company under an employment agreement that provides for a $5,000/month salary. The Company and Mr. Dolan mutually agreed to defer the payment of compensation until as such time the Company is able to with sufficient financing and/or it ceases to be a going concern.

(2) Mr. Dolan upon inception (March 27, 2017) received 6,000,000 shares of common stock of the Company in exchange for services valued at $6,000. The Company does not intend to issue any additional shares to Mr. Dolan for his services as an officer or as a director despite our mutual agreement to continue the deferral of payment for his services.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the year ended March 31, 2018. The Company had no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the year ended March 31, 2018. The Company had no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of March 31, 2018 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its board of directors may grant awards as it sees fit to its employees as well as to key consultants (of which there are none).

PRINCIPAL SHAREHOLDERS

As of September 14 , 2018 we had 10,000,000 shares of common stock outstanding held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and/or entities. This chart discloses persons known by the board of directors to have, or claim to have: (i) beneficial ownership of more than 5% of the outstanding shares of our common stock as of September 14 , 2018; (ii) of all directors and executive officers of the Company; and (iii) of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(d)
Common	Robert Dolan (c)	10,000,000	100.00%	57.14%

	All Directors and Officers as a group (1 person)	10,000,000	100.00%	57.14%

(a) The address for purposes of this table is 1308 Oak Avenue, Carlsbad, California 92008.

(b) Unless otherwise indicated, we believe all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Upon inception Mr. Dolan received 6,000,000 shares for services and 4,000,000 shares for selling certain intangible and tangible assets to the Company on April 20, 2017, including a comprehensive business and operating plan, grow-pod unit development costs, computing and other equipment which represented the initial basis for our business.

(d) Assumes the sale of the maximum amount of this Offering (7,500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after this Offering would be 17,500,000 based upon this assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoter of the Company is Mr. Dolan, founder, CEO, CFO and principal financial officer.

Our office and mailing address is 1308 Oak Avenue, Carlsbad, California 92008. This space is currently used by us and other businesses that Mr. Dolan operates from this location. There is no written lease agreement and we are under essentially a month-month verbal agreement to use this facility with Mr. Dolan.

We issued 6,000,000 shares of its common stock to its founder and CEO, Mr. Dolan, in exchange for services incurred upon incorporation. These services were valued at $6,000.

Mr. Dolan developed our comprehensive business and operations plan, the foundation for our environmentally optimized growing system to be used to support our optimized growing system business, which we continue to develop and improve upon. Mr. Dolan received 4,000,000 shares of our common stock for selling certain tangible and intangible assets to us. The value of the assets purchased was $8,000, which is far less than the actual cost incurred by Mr. Dolan.

DESCRIPTION OF CAPITAL STOCK

Introduction. We were incorporated under the laws of the State of Nevada on March 27, 2017. We are authorized to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock. Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designation, rights and other preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding as of September 14 , 2018. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, and other rights that could adversely affect the rights of holders of our common stock. We have no intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•the number of shares and the designation of the series;

•whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock. Our certificate of incorporation authorizes the issuance of 90,000,000 shares of common stock. There are 10,000,000 shares of our common stock issued and outstanding at September 14 , 2018 held by one shareholder. The holder of our common stock:

•have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock”.

Authorized but Un-issued Capital Stock. Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the issues present with the existence of un-issued and/or unreserved common stock (or preferred stock for that matter) may be to enable our board of directors (of which there is currently one) to issue shares to persons or entities that are friendly to current management. Such issuance could render it more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the minority stockholders of an opportunity to sell their shares at prices higher than prevailing market rate.

Shareholder Matters. As an issuer of “penny stock” securities the protections provided by federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks. We believe that they currently are and most likely will be considered penny stock for the foreseeable future. Although federal securities law provide a safe harbor for forward-looking statements made by public companies that file reports under the federal securities laws, again this safe harbor is not available to issuers of penny stock securities. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the materials provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•listed on a national securities exchange,

•included in a national market system as maintained by FINRA, or

•are held of record by not less than 2,000 separate holders.

This exception notwithstanding, a shareholder may still have a right of dissent if it is provided for in the company’s articles of incorporation or if the shareholders are required under a plan of merger or exchange to accept anything but cash or ownership interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.the articles of incorporation, and all amendments thereto; and

ii.bylaws and all amendments thereto; and

iii.a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of a stock ledger or duplicate stock ledger, Nevada law provides that a corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder”. As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon effectiveness of this registration statement on Form S-1 we will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired their shares that cause him/her to become an interested shareholder, unless they obtain prior approval from our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

•the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws. Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent. The transfer agent for our common stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. Action Stock Transfer Corporation’s telephone number is (801) 274-1088. Its email address is: action@actionstocktransfer.com

PLAN OF DISTRIBUTION

There is no public market for the shares of our common stock. Our common stock is currently held by one shareholder. Therefore, the current and future market for our common stock is limited and liquidity of our shares may be severely limited or non-existent. While we have approached a qualified market maker, this market maker has not yet agreed to file an application with FINRA on our behalf. This application when accepted by FINRA would enable the market maker to be able to quote our shares of common stock on the OTCBB or OTC Market. This will only occur upon acceptance of the application by FINRA and may not commence any sooner than the effectiveness of our registration statement of which this prospectus is an integral part of and the close of this Offering. While we have not yet secured the services of a market maker there can be no assurance as to whether a market maker’s application when filed will be accepted by FINRA nor can we estimate the time required for the application process after filing. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Dolan, founder and CEO of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Dolan. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this Offering, Mr. Dolan will not use any mass advertising methods such as the internet or various forms of print media.

Funds received in connection with the sale of our securities will be deposited immediately into an escrow account held with our Escrow Agent. There can be no assurance that all, or any, of the shares will be sold. We are offering for sale a maximum of 7,500,000 shares of its common stock at a fixed price of $0.01 per share.

Mr. Dolan will not receive commissions for any sales originated on our behalf. We believe that Mr. Dolan is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Dolan:

1.Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.Is not an associated person of a broker or dealer; and

c.Meets the conditions of the following:

i.Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.Was not a broker or a dealer, or associated persons of a broker or a dealer, within the preceding 12 months; and

iii.Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we would be required to file a post-effective amendment to disclose those arrangements because any broker-dealer participating in the Offering acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where this Offering will be offered for sale.

Proceeds from the sale of the shares in this Offering will be made payable to Krueger LLP – Attorney-Client Trust Account (“Escrow Account”), and will be deposited in a non-interest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the prospective investor. No interest will be paid to any shareholder, investor or to the Company. All subscription agreements and payments are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). All subscribed-to funds will be held in the Escrow Account pending acceptance of the subscription agreement by the Company. Funds will be released to the Company as they are received and cleared the Escrow Agent’s Escrow Account. This may occur regularly and often until the maximum Offering amount (7,500,000 shares of common stock) has been fully subscribed for. Thereafter, the Escrow and the escrow agreement shall terminate with the Escrow Agent. We are offering for sale a maximum of 7,500,000 shares of its common stock at a fixed price of $0.01 per share.

Investors can purchase shares of common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1, and sending it along together with payment in full for the shares of common stock. All payments must be made in U.S. currency either by personal check, bank draft, money-order or cashier’s check. There is no minimum subscription amount (or number of shares of common stock) required by the Company. All subscription agreements and payments are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). We expressly reserve the right to either accept or reject any subscription, for any reason. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted by us, it shall be executed without any confirmation to or from the subscriber. Once we accept a subscription, the subscriber may no-longer withdraw it (except as to any state that requires a statutory cooling-off period or rescission right).

We will pay all expenses incident to the registration, offering and sale of shares of our common stock other than commissions or discounts of underwriters, broker-dealers or agents (which there are none), if any.

Insofar as indemnification for liabilities arising under the Securities Act that may be permitted to our directors, officers and control persons, we have been advised that it is in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchaser of our securities should be aware that any market that develops in our common stock will be subject to the “penny stock” restrictions. See Risk Factor #22

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB or OTC Market (if and when quoting of our securities thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB or OTC Market Considerations

OTCBB or OTC Market securities are not listed or traded on a floor of an organized national or regional stock exchange. Instead, OTCBB or OTC Market securities transactions are conducted through telephonic and web-based services connecting dealers in the orderly trading of securities or “stocks”. OTCBB or OTC Market stocks are traditionally smaller companies that do not meet the financial and listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB or OTC Market, a market maker must file an application on our behalf in order to make a market for the shares of our common stock. We are not permitted to file such application on our own behalf. While market makers have been approached, however, as of the date of this prospectus no market maker has agreed to file an application with FINRA on our behalf so as to be able to quote our shares of common stock on the OTCBB or OTC Market. There can be no assurance that a market maker’s application will be accepted by FINRA, nor can we estimate as to the period of time that this application will require to be approved by FINRA.

The OTCBB is separate and distinct trading platform from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB or OTC Market. The Securities and Exchange Commission’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB or OTC Market.

The NASDAQ stock market has rigorous listing standards to ensure the quality of its issuers, and they can delist issuers for not meeting those listing standards, the OTCBB or OTC Market has no such listing standards. Rather, it is the market maker who chooses to quote a security on the system, files an application, and is therefore obligated to comply with keeping accurate and timely information about the issuer within its files. FINRA cannot deny an application by a market maker to quote the stock of an issuer assuming all of FINRA’s questions relating to its Rule 211 application and process are answered accurately and satisfactorily. The only requirement for ongoing inclusion (once approved) in the OTCBB or OTC Market is that an issuer be current in its reporting requirements with the Securities and Exchange Commission.

Although we anticipate that quotation on the OTCBB or OTC Market will increase liquidity for our common stock, investors may have difficulty in their orders being filled because trading activity on the OTCBB or OTC Market, in general, is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, an investors’ orders may be filled at a price much different than expected when initially placed.

Investors must contact a broker-dealer to trade their OTCBB or OTC Market securities. Investors do not have direct access to the OTCBB service or the OTC Market service. Generally for OTCBB and OTC Market securities, there has to be only one market maker.

OTCBB or OTC Market transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB or OTC Market, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible that the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

If we are able to have our shares of common stock quoted on the OTCBB or OTC Market, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares of common stock to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be traded. Technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker-dealers for stock transactions - like all the companies on the OTCBB or OTC Market. While DTC-eligibility is not a requirement to trade on the OTCBB or OTC Market, it is a perceived necessity to process trades on the OTCBB or OTC Market if an issuer’ stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because the OTCBB or OTC Market stocks are not usually followed by financial analysts, there most likely will be significantly lower trading volume than exists for a NASDAQ-listed securities or quite likely there will be none.

Section 15(g) of the Exchange Act

Our shares of common stock may be considered “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse's net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker-dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide the Company with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions”. However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

39 states, the District of Columbia, and certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states, territories and district. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage is not a bar to such listing), secondary trading can occur in these states, territories and district, without further action.

Upon effectiveness of this prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the Securities and Exchange Commission. A Form 8-A is a “short form” registration whereby information about the Company will be incorporated by reference to the registration statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ securities statutes, which means that unless you are an “underwriter” or “dealer,” you may have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. Four states do impose a filing requirement on the Company: those states are Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in those states immediately after filing its Form 8-A with the Securities and Exchange Commission.

We currently do not intend to and may not be able to qualify securities for resale in other states which may require our shares to be qualified before they can be resold by shareholders or prospective investors.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Krueger LLP, of La Jolla and San Diego, California.

EXPERTS

The financial statements of GPods, Inc. as of March 31, 2018 and March 31, 2017 and for the period March 27, 2017 (inception) to March 31, 2018 included in this prospectus have been audited by our independent registered public accountants and have been so included in reliance upon the report of PLS CPA, A Professional Corp. given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended June 30, 2018 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, supporting schedules and amendments, under the Securities Act with respect to shares of our common stock to be sold in this Offering. This prospectus may not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement filed on Form S-1.

As of the effective date of our registration statement of which this prospectus is a part of, we will be subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material event reports) with the Securities and Exchange Commission which are required to be made immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file such registration statement on Form 8-A). If this occurs after the first year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the Securities and Exchange Commission and access to our business information may be even more restricted. After this registration statement on Form S-1 becomes effective, we are required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we are not required to furnish proxy statements to various security holders and furthermore our directors, officers and principal beneficial owners are not immediately required to report their beneficial ownership of securities to the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act. Previously, an issuer with more than 500 shareholders of record and $10 million in assets had to register their securities under the Exchange Act. The JOBS Act raises the minimum shareholder threshold from 500 shareholders of record to either 2,000 shareholders of record or 500 shareholders of record who are not “accredited investors” (or 2,000 shareholders of record in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the number of shareholders of record threshold. This means that access to information regarding our business and operations will be limited.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

While we are not yet subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, once our registration statement becomes effective we will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, the website of the Securities and Exchange Commission referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents. These documents include periodic reports, such as proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this prospectus). Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

These reports and documents can be accessed free of charge. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, upon written and oral request, other than exhibits to such unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send all written requests to:

GPods, Inc.

1308 Oak Avenue

Carlsbad, California 92008

(760) 681-6665

GPODS, INC.

Interim Financial Statements as of June 30, 2018 and for the Three Months Ended June 30, 2018 and June 30, 2017	F-14

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

GPods, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GPods, Inc (the “Company”) as of March 31, 2018 and 2017, the related statements of operations, changes in shareholders' deficit, and cash flows for the year ended March 31, 2018 and for the period March 27, 2017 (date of inception) through March 31, 2017, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended March 31, 2018 and for the period March 27, 2017 (date of inception) through March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenue and further losses are anticipated. The Company requires additional funds to meet its obligations and its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/PLS CPA

PLS CPA,

A Professional Corp.

We have served as the Company’s auditor since 2017.

June 26, 2018

San Diego, CA. 92111

GPODS, INC.

BALANCE SHEETS

	March 31, 2018	March 31, 2017
	(audited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,583	$-
Prepaid expense	21,500	-
Total Current Assets	33,083	-

Proto-Pod Capitalized Costs, net	18,663	-

Intangible Asset, net	4,330	-

OTHER ASSETS:
Deferred offering costs	6,000	-
Total Other Assets	6,000	-

TOTAL ASSETS	$62,076	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$171,375	$8,250
Related party loan	18,663	-
Notes payable	40,825	1,025
TOTAL LIABILITIES	230,863	9,275

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value; 90,000,000 shares authorized; 10,000,000 and 6,000,000 issued and outstanding at March 31, 2018 and March 31, 2017, respectively	10,000	6,000
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Additional paid in capital	4,000	-
Accumulated deficit	(182,787)	(15,275)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(168,787)	(9,275)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$62,076	$-

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

STATEMENTS OF OPERATIONS

	For the twelve months ended March 31, 2018	For the period March 27, 2017 (inception) through March 31, 2017
	(audited)	(audited)
Expenses:
Officer compensation and wage expense	$60,000	$5,000
Prototype costs and consulting expense	35,200	-
Software development and consulting expense	67,925	3,250
Amortization and depreciation expense	3,670	-
Administration expense and other	717	7,025
Loss before income tax	167,512	15,275

Provision for income tax	-	-
Net loss	$(167,512)	$(15,275)
Basic and diluted loss per share	$(0.02)	$(0.00)
Weighted average common shares outstanding - basic and diluted	9, 781,000	6,000,000

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance – March 27, 2017 (inception) shares issued for organization services	6,000,000	$6,000	$-	$-	$6,000

Net loss – for the period March 27, 2017 (inception) through March 31, 2017	-	-	-	(15,275)	(15,275)

Balance – March 31, 2017	6,000,000	6,000	-	(15,275)	(9,275)

Shares issued for intangible assets	4,000,000	4,000	4,000	-	8,000

Net loss – for the twelve months ended March 31, 2018	-	-	-	(167,512)	(167,512)

Balance – March 31, 2018	10,000,000	$10,000	$4,000	$(182,787)	$(168,787)

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

STATEMENT OF CASH FLOWS

	For the twelve months ended March 31, 2018	For the period March 27, 2017 (inception) through March 31, 2017

	(audited)	(audited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(167,512)	$(15,275)
Amortization	3,670	-
Stock issued for services	-	6,000

Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	(21,500)	-
Change in deferred offering costs	(6,000)	-
Change in accounts payable	103,125	3,250
Change in accrued expense	60,000	5,000
Net Cash (Used in) Operating Activities	(28,217)	(1,025)

CASH FLOW FROM INVESTING ACTIVITIES
Capitalized proto-pod costs	(18,663)	-
Net Cash (Used in) Investing Activities	(18,663)	-

CASH FLOW FROM FINANCING ACTIVITIES:
Loan proceeds	45,800	1,025
Loan payments	(6,000)	-
Loan proceeds - related party	18,663	-
Net Cash Provided by Financing Activities	58,463	1,025

CHANGE IN CASH	11,583	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$11,583	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Stock issued for acquisition of intangible assets	$8,000	$-

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The “Company” was incorporated on March 27, 2017 (date of inception) under the laws of the State of Nevada, as GPods, Inc. The Company is headquartered in Carlsbad, California and intends on conducting its business throughout the continental United States and Canada.

Nature of business

The Company’s business is to provide customers with storage and organization solutions through an assortment of innovative products and unparalleled customer service. The Company will offer its products directly to customers including business-to-business customers, through an e-commerce website and/or call center operations. We provide a self-contained grow-pod solution that streamlines the start-up process and begins generating revenue for the customer in as little time as possible. The GPod system will be designed for ease of operation, allowing customers of all backgrounds and philosophies to immediately start growing quality specialty crops, specifically leafy crops, including many varieties of herbs and spices.

Year end

The Company’s year-end is March 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Revenue recognition

The Company recognizes revenue in accordance with the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Codification (“ASC”) ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured. The Company will recognize revenue during the month in which products are shipped or fees are earned.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however, no advertising costs were incurred for the twelve months ended March 31, 2018 or for the period March 27, 2017 (inception) through March 31, 2017.

Fair value of financial instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”).

Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company primarily uses prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). The Company also considers the impact of a decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

Level 1 - Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market.

Financial instruments consist primarily of cash, prepaid expense, accounts payable and accrued expenses, and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Stock-based compensation

The Company accounts for stock awards issued to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. The measurement date is the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is complete. Stock awards granted to non-employees are valued at their respective measurement dates based on the trading price of the Company’s common stock and recognized as expense during the period in which services are provided.

Earnings per share

Earnings (loss) per share are computed in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss), after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities, if any, outstanding during the period.

Income taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Long-lived assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recent accounting standards pronouncements or updates

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (Topic 842) to revise lease accounting guidance. The update requires most leases to be recorded on the balance sheet as a lease liability, with a corresponding right-of-use asset, whereas these leases currently have an off-balance sheet classification. ASU 2016-02 must be applied on a modified retrospective basis and is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, with early adoption permitted. The Company intends to adopt this standard in the first quarter of fiscal 2019. The Company does not expect this standard to have a material impact on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, updated standard on revenue recognition. ASU 2014-09 provides enhancements to the quality and consistency of how revenue is reported while also improving comparability in the financial statements of companies reporting using IFRS and GAAP. The core principle of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the Company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively (for example, service revenue and contract modifications) and improve guidance for multiple-element arrangements. This standard is effective for reporting periods beginning after December 15, 2017, including interim periods within that fiscal year, with early adoption permitted for interim and annual periods beginning after December 15, 2016. The Company does not expect this standard to have a material impact on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which outlined new provisions intended to simplify various aspects related to accounting for share-based payments, including income tax consequences, forfeitures, and classification in the statement of cash flows. Under the new guidance, a business entity will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital. Instead, a business entity will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement when awards vest or are settled. The Company does not expect this standard to have a material impact on its financial statements.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which requires entities to recognize the income tax effects of intercompany sales and transfers of assets, other than inventory, in the period in which the transfer occurs. This is a change from current GAAP, which requires entities to defer the income tax effects of intercompany transfers of assets until the asset has been sold to an outside party or otherwise recognized (i.e. depreciated, amortized, and impaired). The income tax effects of intercompany sales and transfers of inventory will continue to be deferred until the inventory is sold to an outside party. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which provides guidance to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test under ASC Topic 350. Under the new guidance, an entity should perform goodwill impairment testing by comparing the fair value of a reporting unit with its carrying amount. If the reporting unit’s carrying amount exceeds its fair value, an entity should recognize an impairment charge based on that difference, limited to the total amount of goodwill allocated to that reporting unit. This ASU will be applied prospectively and is effective for annual and interim impairment tests performed in periods beginning after December 15, 2019. Early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The Company does not expect this standard to have a material impact on its financial statements.

In March 2017, the FASB issued ASU 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which provides guidance that requires an employer to present the service cost component separate from the other components of net periodic benefit cost. The update requires that employers present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered by participating employees during the period. The other components of the net periodic benefit cost are required to be presented separately from the line item that includes service cost and outside of the subtotal of income from operations. If a separate line item is not used, the line item used in the income statement must be disclosed. In addition, only the service cost component is eligible for capitalization in assets. This ASU will be applied retrospectively and is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when modification accounting should be applied for changes to terms or conditions of a share-based payment award. This ASU will be applied prospectively and is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which is intended to improve and simplify hedge accounting and improve the disclosures of hedging arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 amends ASC 220, Income Statement - Reporting Comprehensive Income, to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. In addition, under the ASU 2018-02, the Company may be required to provide certain disclosures regarding stranded tax effects. ASU 2018-02 is effective for years beginning after December 15, 2018, and interim periods within those fiscal years. ASU 2018-02 is effective for the Company beginning April 1, 2019. Early adoption is permitted. The Company does not expect this standard to have a material impact on its financial statements.

In March 2018, the FASB issued ASU 2018-05 associated with the accounting and disclosures around the enactment of the Act and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which the Company adopted.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 2-GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred an accumulated net loss for the twelve month period ended March 31, 2018 of ($167,512). The Company as of March 31, 2018 had a negative working capital of $197,780. Additionally the Company’s activities since inception have been sustained through debt and the deferral of payments to vendors and others.

The Company intends to raise additional capital (beyond its intended public offering) through the sale of equity securities, an offering of debt securities, or borrowings from financial institutions and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will likely provide the Company the opportunity to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not currently assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above.

The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3-INTANGIBLE ASSETS

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

On April 20, 2017 the Company acquired certain assets from our founder which consisted of a business plan, manufacturing design and schematics, building materials and other items that will be used in creating our prototype and GPod system to be used and sold through operations. Total value attributable to the intangible assets purchased by the Company was $8,000. Total value represents an amount that is substantially less than the amount paid for or incurred by our founder. In excess of $20,000 in documented costs were spent by our founder in development and refinement of the Company’s business plan and operations.

For the twelve months ended March 31, 2017 we recognized $3,670 in amortization expense. We intend to amortize these intangible assets over a period of twenty-four (24) months which has been deemed their useful life.

NOTE 4–RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

On September 30, 2017, the Company executed a promissory note with a related party in the amount of $6,000. The unsecured note payable bears interest at 0% per annum and is due upon demand. The outstanding balance for the related party promissory note as of March 31, 2018 was $18,663. The Company used these funds for working capital purposes and for the development of its proto-type GPod solution.

The Company recorded compensation expense of $60,000 for the twelve month period ended March 31, 2018. The Company employs its founder through a compensation arrangement at $5,000 per month. Accrued compensation payable of $65,000 is due and payable as of March 31, 2018. The Company recorded $5,000 in compensation expense due to our founder for the period March 27, 2017 (inception) through March 31, 2017 and recorded $6,000 in organizational expenses which were paid in the form of common stock of the Company.

During the twelve month period ended March 31, 2018 the Company recorded and capitalized $8,000 in intangible assets purchased from our founder. This transaction occurred on or about April 20, 2017.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 5- NOTES PAYABLE

During the twelve month period ended March 31, 2018, the Company executed several promissory notes with eight non-affiliated sources in varying amounts ranging from $2,500 to $17,500. The unsecured notes payable bear interest at 0% per annum and are due and payable on demand. The Company may from time to time borrow additional funds from these non-affiliated sources on similar terms, if available. The Company used these funds for working capital purposes only. These notes payable were made in the ordinary course of business. The Company at March 31, 2018 and March 31, 2017 had $40,825 and $1,025 in outstanding notes payable, respectively. The Company, during the twelve months ended March 31, 2018, repaid one of its unsecured notes payable in the amount of $6,000. The Company does not intend on repaying any of the remaining promissory notes payable in the near or immediate future.

NOTE 6-INCOME TAXES

At March 31, 2018, the Company had a net operating loss carryforward of $182,787, which begins to expire in fiscal year ending March 31, 2035. Components of net deferred tax asset, including a valuation allowance, are as follows at March 31, 2018:

Deferred tax asset:
Net operating loss carryforward	$63,975
Total deferred tax asset	63,975
Less: Valuation allowance	(63,975)
Net deferred tax asset	$-

Valuation allowance for deferred tax asset as of March 31, 2018 was $63,975. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not that our deferred tax asset will not be realized and recorded a 100% valuation allowance for the period.

Reconciliation between statutory rate and the effective tax rate for the period ending March 31, 2018:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	0.0%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS generally for three years after filing with the service.

NOTE 7-SHARE CAPITAL

The Company is authorized to issue 90,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2018

NOTE 7-SHARE CAPITAL (CONTINUED)

Common stock

On March 27, 2017, the Company issued to its founder, 6,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided. The services were valued at $6,000. On April 20, 2017, the Company issued to its founder 4,000,000 shares of its $0.001 par value common stock at a price of $0.002 per share for certain intangible assets. Our founder incurred more than $20,000 in developing or acquiring the intangible assets for which the Company valued at $8,000.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's certificate of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

At March 31, 2018 and March 31, 2017, there were 10,000,000 and 6,000,000 shares of common stock issued and outstanding, respectively.

NOTE 8-SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of March 31, 2018 through the date the financial statements were made available. The Company determined that it has no reportable events.

GPODS, INC.

BALANCE SHEETS

	June 30, 2018 (unaudited)	March 31, 2018 (audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,580	$11,583
Prepaid expense	21,500	21,500
Total Current Assets	29,080	33,083

Proto-Pod Capitalized Costs, net	22,461	18,663

Intangible Asset, net	3,330	4,330

OTHER ASSETS:
Deferred offering costs	10,000	6,000
Total Other Assets	10,000	6,000

TOTAL ASSETS	$64,871	$62,076

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$236,425	$171,375
Related party loan	22,461	18,663
Notes payable	40,825	40,825
TOTAL LIABILITIES	299,711	230,863

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value; 90,000,000 shares authorized; 10,000,000 and 10,000,000 issued and outstanding at June 30, 2018 and March 31, 2018, respectively	10,000	10,000
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Additional paid in capital	4,000	4,000
Accumulated deficit	(248,840)	(182,787)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(234,840)	(168,787)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$64,871	$62,076

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

STATEMENTS OF OPERATIONS

	For the three months ended June 30, 2018 (unaudited)	For the three months ended June 30, 2017 (unaudited)
Expenses:
Officer compensation and wage expense	$15,000	$15,000
Prototype costs and consulting expense	30,250	3,375
Software development and consulting expense	19,000	-
Amortization and depreciation expense	1,000	670
Administration expense and other	3	-
Loss before income tax	65,253	19,045

Provision for income tax	800	-
Net loss	$(66,053)	$(19,045)
Basic and diluted loss per share	$(0.01)	$(0.00)
Weighted average common shares outstanding - basic and diluted	10,000,000	9,121,000

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

STATEMENT OF CASH FLOWS

	For the three months ended June 30, 2018 (unaudited)	For the three months ended June 30, 2017 (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(66,053)	$(19,045)
Amortization	1,000	670
Stock issued for services	-	-

Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	-	(15,000)
Change in deferred offering costs	(4,000)	-
Change in accounts payable	50,050	3,375
Change in accrued expense	15,000	15,000
Net Cash (Used in) Operating Activities	(4,003)	(15,000)

CASH FLOW FROM INVESTING ACTIVITIES
Capitalized proto-pod costs	(3,698)	(2,923)
Net Cash (Used in) Investing Activities	(3,698)	(2,923)

CASH FLOW FROM FINANCING ACTIVITIES:
Loan proceeds	6,000	15,000
Loan payments	(6,000)	-
Loan proceeds - related party	3,698	2,923
Net Cash Provided by Financing Activities	3,698	17,923

CHANGE IN CASH	(4,003)	-

CASH AT BEGINNING OF PERIOD	11,583	-

CASH AT END OF PERIOD	$7,580	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Stock issued for acquisition of intangible assets	$-	$8,000

SEE NOTES TO FINANCIAL STATEMENTS

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The “Company” was incorporated on March 27, 2017 (date of inception) under the laws of the State of Nevada, as GPods, Inc. The Company is headquartered in Carlsbad, California and intends on conducting its business throughout the continental United States and Canada.

Nature of business

The Company’s business is to provide customers with storage and organization solutions through an assortment of innovative products and unparalleled customer service. The Company will offer its products directly to customers including business-to-business customers, through an e-commerce website and/or call center operations. We provide a self-contained grow-pod solution that streamlines the start-up process and begins generating revenue for the customer in as little time as possible. The GPod system will be designed for ease of operation, allowing customers of all backgrounds and philosophies to immediately start growing quality specialty crops, specifically leafy crops, including many varieties of herbs and spices.

Year end

The Company’s year-end is March 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory

Inventory is valued at the lower of cost or market value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Revenue recognition

The Company recognizes revenue in accordance with the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Codification (“ASC”) ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured. The Company will recognize revenue during the month in which products are shipped or fees are earned.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however no advertising costs were incurred for the three months ended June 30, 2018 or June 30, 2017.

Fair value of financial instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”).

Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company primarily uses prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). The Company also considers the impact of a decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

Level 1 - Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market.

Financial instruments consist primarily of cash, prepaid expense, accounts payable and accrued expenses, and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Stock-based compensation

The Company accounts for stock awards issued to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. The measurement date is the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is complete. Stock awards granted to non-employees are valued at their respective measurement dates based on the trading price of the Company’s common stock and recognized as expense during the period in which services are provided.

Earnings per share

Earnings (loss) per share are computed in accordance with ASC 260, Earnings per Share . Basic earnings (loss) per share is computed by dividing net income (loss), after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities, if any, outstanding during the period.

Income taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes . Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Long-lived assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recent accounting standards pronouncements or updates

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Interim financial statements (June 30, 2018 (unaudited)) and basis of presentation-

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read along with our annual financial statements for the period ended March 31, 2018 and notes contained within.

NOTE 2-GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred a net loss for the three month period ended June 30, 2018 of $66,053 and as of June 30, 2018 has an accumulated deficit of $248,840. The Company as of June 30, 2018 had a negative working capital of $270,631. Additionally the Company’s activities since inception have been sustained through debt and the deferral of payments to vendors and others.

The Company intends to raise additional capital (beyond its intended public offering) through the sale of equity securities, an offering of debt securities, or borrowings from financial institutions and possibly from related and nonrelated parties who may in fact lend to the Company on reasonable terms. Management believes that its actions to secure additional funding will likely provide the Company the opportunity to continue as a going concern.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 2-GOING CONCERN (CONTINUED)

There is no guarantee the Company will be successful in achieving any of these objectives. These sources of working capital are not currently assured, and consequently do not sufficiently mitigate the risks and uncertainties disclosed above.

The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3-INTANGIBLE ASSETS

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

On April 20, 2017 the Company acquired certain assets from our founder which consisted of a business plan, manufacturing design and schematics, building materials and other items that will be used in creating our prototype and GPod system to be used and sold through operations. Total value attributable to the intangible assets purchased by the Company was $8,000. Total value represents an amount that is substantially less than the amount paid for or incurred by our founder. In excess of $20,000 in documented costs were spent by our founder in development and refinement of the Company’s business plan and operations.

For the three months ended June 30, 2018 and June 30, 2017 we recognized $1,000 and $670 in amortization expense, respectively. We amortize these intangible assets over a period of twenty-four (24) months which has been deemed their useful life.

NOTE 4–RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

On September 30, 2017, the Company executed a promissory note with its related party in the amount of $6,000. The unsecured note payable bears interest at 0% per annum and is due upon demand. The outstanding balance for the related party promissory note as of June 30, 2018 was $22,461. The Company used these funds for working capital purposes and for the development of its proto-type GPod solution.

The Company recorded compensation expense of $15,000 and $15,000 for three month period ended March 31, 2018 and 2017, respectively. The Company employs its founder under an agreement for $5,000 per month. Accrued compensation payable of $80,000 is due and payable as of June 30, 2018.

During the three month period ended June 30, 2017 the Company recorded and capitalized $8,000 in intangible assets that were purchased from our founder. This transaction occurred on or about April 20, 2017. The Company valued these assets in an arms-length manner.

NOTE 5- NOTES PAYABLE

During the year ended March 31, 2018, the Company executed several promissory notes with eight non-affiliated sources in varying amounts ranging from $2,500 to $17,500. The unsecured notes payable bear interest at 0% per annum and are due and payable on demand. The Company may from time to time borrow additional funds from these non-affiliated sources on similar terms, if available. The Company used these funds for working capital purposes only. These notes payable were made in the ordinary course of business. The Company as of June 30, 2018 and March 31, 2018 had $40,825 and $40,825 in outstanding notes payable, respectively.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 5- NOTES PAYABLE (CONTINUED)

The Company, during the three month period ended June 30, 2018, received and repaid an unsecured note payable in the amount of $6,000. The Company does not intend on repaying any of the remaining promissory notes payable in the near or immediate future.

NOTE 6-INCOME TAXES

At June 30, 2018, the Company had a net operating loss carryforward of $248,840, which begins to expire in fiscal year ending March 31, 2035. Components of net deferred tax asset, including a valuation allowance, are as follows for June 30, 2018:

Deferred tax asset:
Net operating loss carryforward	$52,256
Total deferred tax asset	52,256
Less: Valuation allowance	(52,256)
Net deferred tax asset	$-

Valuation allowance for deferred tax asset as of June 30, 2018 was $52,256. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not that our deferred tax asset will not be realized and recorded a 100% valuation allowance for the period.

Reconciliation between statutory rate and the effective tax rate for the period ending June 30, 2018:

Federal statutory rate	(21.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	21.0%
Effective tax rate	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017. We are acting in accordance with the Tax Act for the period ending June 30, 2018.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS generally for three years after filing with the service.

NOTE 7-SHARE CAPITAL

The Company is authorized to issue 90,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

GPODS, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 7-SHARE CAPITAL (CONTINUED)

Common stock

On March 27, 2017, the Company issued to its founder, 6,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided. The services were valued at $6,000. On April 20, 2017, the Company issued to its founder 4,000,000 shares of its $0.001 par value common stock at a price of $0.002 per share for certain intangible assets. Our founder incurred more than $20,000 in developing or acquiring the intangible assets for which the Company valued at $8,000.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's certificate of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

At June 30, 2018 and March 31, 2018, there were 10,000,000 and 10,000,000 shares of common stock issued and outstanding, respectively. No additional shares have been issued.

NOTE 8-SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of June 30, 2018 through the date the financial statements were made available. The Company determined that it has no reportable events.

This prospectus is part of a registration statement filed with the Securities and Exchange Commission. You should rely only upon the information or representations provided throughout this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No one (including any salesman or broker) is authorized to provide you with oral or written information about the Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2018 (90 days after the commencement of this Offering), all broker-dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

7,500,000 Shares

GPods, Inc.

Common Stock

PROSPECTUS

_______________, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company bears all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Company in connection with the registration and distribution of the Common Stock registered hereby is as follows:

Securities and Exchange Commission registration fee	$8.69
NASD filing fee	100.00
Transfer agent fees*	1,000.00
Blue Sky fees and expenses*	3,000.00
Accounting fees and expenses*	12,500.00
Miscellaneous expenses*	3,391.31
Legal fees and expenses*	25,000.00
Total	$45,000.00

*Indicates expenses estimated for filing purposes.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our bylaws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless to the fullest extent permissible by the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Company issued the following securities without registration under the Securities Act on the terms and circumstances described below.

Of the 10,000,000 issued and outstanding shares, 6,000,000 were issued to Mr. Dolan, the Company’s founder, upon our incorporation in March 2017 in exchange for services rendered. On April 20, 2017, the Company issued 4,000,000 shares of its common stock to Mr. Dolan, as consideration for certain tangible and intangible assets.

The securities were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and where noted pursuant to Regulation D under the Securities Act. The Company relied on the representations made in the various subscription agreements, stock purchase agreements or other agreements signed by the persons receiving the securities. Unless otherwise specified above, no commissions were paid and no underwriter or placement agent was involved in these transactions.

Notwithstanding being accredited our security holders were provided with a final pre-filing copy of the Company’s registration statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments in the Company’s common stock.

ITEM 16. EXHIBITS

3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion of Krueger LLP
10.1	Conflict of Interest Agreement and Policy *
14.1	Code of Business Conduct and Ethics *
14.2	Employment Agreement – Robert Dolan *
14.3	Form of Promissory Note - $2,500.00 *
14.4 23.1	Business Plan - Purchase Agreement – Robert Dolan Consent of PLS CPA, a professional corp.
23.2	Consent of Krueger LLP (included in Exhibit 5.1)
99.1	Form of Subscription Agreement *
99.2	Escrow Agreement *

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

* - Previously filed with our Form S-1 registration statement submitted to the Commission on August 2, 2018.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on the 14 th day of September , 2018.

GPODS, INC.

/s/ Robert Dolan

By: Robert Dolan,

President, CEO, Principal Executive Officer,

Treasurer, Chairman, CFO, Principal Financial

Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)Title(s)Date

/s/ Robert Dolan                               President, CEO, Principal Executive Officer, September 14 , 2018

By: Robert DolanTreasurer, Chairman, CFO, Principal Financial

CEOOfficer and Principal Accounting Officer